EXHIBIT 10.23


                           BASIC LEASE INFORMATION



 Lease Date:         September 17, 2001

 Tenant:             PEGASUS SOLUTIONS, INC.

 Tenant's Address:   3811 Turtle Creek Boulevard
                     Suite 1100
                     Dallas, Texas 75219

 Contact:            Steve Greenspan     Telephone:  (602) 861-7684

 Landlord:           DALLAS RPFIV CAMPBELL CENTRE
                     ASSOCIATES LIMITED PARTNERSHIP,
                     a Delaware limited partnership

 Landlord's Address: 8350 North Central Expressway
                     Suite 100
                     Dallas, Texas 75206

 Contact:            Property Manager
                     Telephone:  (214) 932-1700

 Premises:           Subject to the provisions  of the "Term" section  below,
                     approximately  81,252  rentable  square  feet  of   area
                     located on  the  sixteenth (16th),  seventeenth  (17th),
                     eighteenth  (18th),  nineteenth  (19th)  and   twentieth
                     (20th) floors  (collectively,  the "Premises")   in  the
                     office  building  (the  "Building")  commonly  known  as
                     Campbell Centre I and located  on the land described  on
                     Exhibit D attached to the Lease (the "Land"), and  whose
                     street address is 8350 North Central Expressway, Dallas,
                     Texas 75206.  The  Premises are outlined and  delineated
                     on the plan  attached to the  Lease as Exhibit  A.   The
                     Building, the  parking  facilities associated  with  the
                     Building and  the  Land  are  collectively  referred  to
                     herein as the "Project."   Tenant may elect to  increase
                     the area of the Premises by up to 8,125 rentable square feet (the "Additional Space") by delivering written notice ("Tenant's Election Notice") thereof to Landlord on or before ninety (90) days following the date of this Lease (the "Lease Date"). The Additional Space shall be contiguous to the remaining portion of the Premises and shall be of a configuration reasonably acceptable to Landlord. In addition, if Tenant elects to increase the area of the Premises, such expansion space shall be located contiguous to the lowest floor of the Premises.
                     If Tenant  timely  delivers  Tenant's  Election  Notice,
                     Landlord and Tenant shall execute an amendment to this Lease reflecting the expansion of the Premises and the consequential increase in the Basic Rental and Tenant's
                     Proportionate Share.

                     The Premises may  also be  expanded to  include one  (1)
                     additional  floor  in  the  Building  pursuant  to   the
                     provisions of Exhibit H attached to this Lease.

 Term: The period of time commencing on the date Landlord delivers the Premises to Tenant (the "Commencement Date") and ending at 11:59 p.m. on February 29, 2012, subject to adjustment and earlier termination as provided in the Lease. Landlord shall deliver the Premises to Tenant within one (1) business day following the execution and delivery of this Lease by Landlord and Tenant. Tenant shall be deemed to have accepted possession of the Premises when Landlord tenders possession thereof to Tenant.

 Basic
 Rental:
                                               Annual Basic
                                              Rental Rate Per     Monthly
                             Period           Rentable Square   Basic Rental
                                                   Foot
                      ---------------------   ---------------   ------------
                        Commencement Date
                      through and including
                            11/30/02          Not Applicable        $-0-

                       12/1/02 - 02/28/07         $22.971       $155,529.87

                       03/1/07 - 11/30/07         $26.122       $176,858.52

                       12/1/07 - 02/29/12         $24.753       $167,582.25

 -----------------------------
 1 Sum of $21.00 plus Y plus Z
 2 Sum of $24.15 plus Y plus Z
 3 Sum of $24.15 plus Y

 Y = $0.60 which is the monthly per square foot increase in Basic Rental resulting from the increase in the Construction Allowance from $30.50 to $34.00 per rentable square foot, with the additional $3.50 per rentable square foot amortized at an interest rate of eleven percent (11%) per annum over the one hundred eleven (111) months remaining in the Term as of December 1, 2001.

 Z = $1.37 which is the monthly per square foot increase in Basic Rental resulting from the abatement of an additional $426,573.00 of Basic Rental which would otherwise be payable for the period of September 1, 2002, through November 30, 2002, and the amortization of the $426,573.00 at an interest rate of eleven percent (11%) per annum over sixty (60) months.

 Security Deposit:   See Section 6.

 Rent: Basic Rental, Tenant's share of Excess, and all other sums that Tenant may owe to Landlord under the Lease.

 Permitted Use:      General office use and  (1) uses ancillary thereto,  and
                     (2) use of the Exercise Space  and/or the ROFR Space  as
                     an exercise facility and/or health club open for use  to
                     Tenant's employees and  invitees, subject  to the  terms
                     and conditions of Section 26.h and Exhibit L attached to
                     this Lease.  Permitted  ancillary uses for the  Premises
                     shall include kitchen and eating facilities for Tenant's
                     employees   (however   open-flame   cooking   shall   be
                     prohibited and proper ventilation shall be required).

 Tenant's
 Proportionate
 Share:              18.8236%, which is the  percentage obtained by  dividing
                     (i) the 81,252 rentable square  feet in the Premises  by
                     (ii) the 431,649 rentable square feet in the Building.

 Expense Stop:       Actual Basic  Cost  per  rentable  square  foot  in  the
                     Building for the 2002 calendar year, adjusted pursuant to Paragraph (d) of Exhibit C.

 Initial Liability
 Insurance Amount:   $5,000,000.

 Maximum
 Construction
 Allowance:          $34.00  per  rentable  square  foot  in  the   Premises,
                     subject, however, to the further provisions of Exhibit E attached to this Lease.

 Extension Option:   Two (2)  five  (5)  year extension  options  as  further
                     provided in Exhibit G attached to this Lease.

 Right of First
 Refusal: With respect to space in the Building located above the ninth (9th) floor of the Building as further provided in Exhibit I attached to this Lease and with respect to certain space on the concourse level of the Building as further provided in Exhibit L attached to this Lease.


 The foregoing Basic Lease Information is  incorporated into and made a  part
 of the Lease  identified above.   If any conflict  exists between any  Basic
 Lease Information and the Lease, then the Lease shall control.

 LANDLORD:                                TENANT:

 DALLAS RPFIV CAMPBELL CENTRE         PEGASUS SOLUTIONS, INC.,
 ASSOCIATES LIMITED PARTNERSHIP,      a Delaware corporation
 a Delaware limited partnership

 By: GEIRPIV Holding Corporation,
     a Delaware corporation,          By:
     its General Partner              Name:
                                      Title:

     By:
     Name:
     Title:

                              TABLE OF CONTENTS


                                                            Page
                                                            ----

 DEFINITIONS AND BASIC PROVISIONS...........................  1

 LEASE GRANT................................................  1

 TERM.......................................................  1

 RENT.......................................................  1

 DELINQUENT PAYMENT; HANDLING CHARGES.......................  1

 SECURITY DEPOSIT...........................................  1

 LANDLORD'S OBLIGATIONS.....................................  2
      a.   Services.........................................  2
      b.   Excess Utility Use...............................  2
      c.   Utility Rules....................................  3
      d.   Restoration of Services; Abatement...............  3
      e.   Common Areas Defined.............................  3

 IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE............  3
      a.   Improvements; Alterations........................  3
      b.   Repairs; Maintenance.............................  4
      c.   Performance of Work..............................  4
      d.   Mechanic's Liens.................................  4

 USE........................................................  4

 ASSIGNMENT AND SUBLETTING..................................  4
      a.   Transfers; Consent...............................  4
      b.   Cancellation.....................................  5
      c.   Permitted Transfer...............................  6
      d.   Additional Compensation..........................  6

 INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.................  6
      a.   Insurance........................................  6
      b.   Waiver of Negligence Claims; No Subrogation......  6
      c.   Indemnity........................................  6

 SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE...  7
      a.   Subordination....................................  7
      b.   Attornment.......................................  7
      c.   Notice to Landlord's Mortgagee...................  7
      d.   Subordination, Nondisturbance and Attornment
           Agreement........................................  7

 RULES AND REGULATIONS......................................  7

 CONDEMNATION...............................................  7
      a.   Taking Defined...................................  7
      b.   Total Taking.....................................  7
      c.   Landlord's Rights................................  8
      d.   Tenant's Rights..................................  8
      e.   Award............................................  8
      f.   Rent Proration...................................  8

 FIRE OR OTHER CASUALTY.....................................  8
      a.   Repair Estimate..................................  8
      b.   Landlord's and Tenant's Rights...................  8
      c.   Landlord's Rights................................  9
      d.   Repair Obligation................................  9

 TAXES......................................................  9

 EVENTS OF DEFAULT..........................................  9

 REMEDIES...................................................  9

 PAYMENT BY TENANT; NON-WAIVER.............................. 10
      a.   Payment by Tenant................................ 10
      b.   No Waiver........................................ 10

 LANDLORD'S LIEN............................................ 10

 SURRENDER OF PREMISES...................................... 10

 HOLDING OVER............................................... 11

 CERTAIN RIGHTS RESERVED BY LANDLORD........................ 11

 MISCELLANEOUS.............................................. 12
      a.   Landlord Transfer................................ 12
      b.   Landlord's Liability............................. 12
      c.   Force Majeure.................................... 12
      d.   Brokerage........................................ 12
      e.   Estoppel Certificates............................ 12
      f.   Notices.......................................... 12
      g.   Separability..................................... 12
      h.   Amendments; and Binding Effect................... 12
      i.   Quiet Enjoyment.................................. 12
      j.   Joint and Several Liability...................... 13
      k.   Captions......................................... 13
      l.   No Merger........................................ 13
      m.   No Offer......................................... 13
      n.   Tax Protest...................................... 13
      o.   Exhibits......................................... 13
      p.   Entire Agreement................................. 14

 SPECIAL PROVISIONS......................................... 14

      a.   ERISA and UBTI Restrictions...................... 14
      b.   Tenant Access.................................... 14
      c.   Roof Rights...................................... 14
      d.   Building Signage................................. 15
      e.   Landlord Default................................. 15
      f.   Dispute by Tenant................................ 15
      g.   Security......................................... 16
      h.   Exercise Facility................................ 16
      i.   Counterparts..................................... 16

 EXHIBITS

   Exhibit A  - Outline of Premises and ROFR Space
   Exhibit B  - Building Rules and Regulations
   Exhibit C  - Operating Expense Escalator
   Exhibit D  - Legal Description
   Exhibit E  - Tenant Finish-Work:  Allowance
   Exhibit F  - Parking
   Exhibit G  - Extension Option
   Exhibit H  - Expansion Option
   Exhibit I  - Right of First Refusal
   Exhibit J  - Cleaning Specifications
   Exhibit K - Subordination, Nondisturbance and Attornment Agreement Exhibit L - Right of First Refusal (Exercise Facility)
   Exhibit M  - Escrow Agreement
   Exhibit N  - Location of Ten Reserved Parking Spaces
   Exhibit O  - Form of Letter of Credit

                                    LEASE

                     THIS LEASE AGREEMENT (this "Lease") is entered into as of September 17, 2001, between Dallas RPFIV Campbell Centre Associates Limited Partnership, a Delaware limited partnership ("Landlord"), and Pegasus Solutions, Inc., a Delaware corporation ("Tenant").

 DEFINITIONS AND
 BASIC PROVISIONS         1.   The definitions and basic provisions set forth
                     in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

 LEASE GRANT              2.   Subject to the terms  of this Lease,  Landlord
                     leases to Tenant, and Tenant leases from Landlord, the Premises.

 TERM                     3.   Landlord  shall  prepare,  and  Landlord   and
                     Tenant shall execute, within thirty (30) days after the Commencement Date, a letter confirming (i) the Commencement Date, (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations with respect to Landlord's delivery of possession of the Premises.

 RENT                     4.   Tenant shall timely pay to Landlord the  Basic
                     Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in Exhibit C, without deduction or set off, except as expressly provided otherwise in this Lease, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable on December 1, 2002 (the "Basic Rental Commencement Date"); thereafter, monthly installments of Basic Rental shall be due on the first day of each succeeding calendar month during the Term. Basic Rental for any fractional month at the beginning or end of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect.

 DELINQUENT
 PAYMENT;
 HANDLING CHARGES         5.   All payments  required  of  Tenant  hereunder,
                     whether for Rent or otherwise, shall bear interest from the date due until paid at the lesser per annum rate of
                     (i) four percent (4%) in excess of the Prime Rate (as defined in Section 18.a), or (ii) the maximum lawful rate of interest. Alternatively, Landlord may charge Tenant a fee ("Late Charge") equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. Notwithstanding the foregoing, the Late Charge shall not apply to the first two (2) late payments in a calendar year provided such late payments are made within ten (10) days following the due date. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

 SECURITY DEPOSIT         6.   Contemporaneously with the  execution of  this
                     Lease, Tenant shall deposit with Landlord security (the "Security Deposit") for the performance of all of its obligations in the amount of $1,350,000.00, which security shall be in the form of an unconditional and irrevocable letter of credit issued by The Chase Manhattan Bank or another FDIC - insured financial institution satisfactory to Landlord (the "Letter of
                     Credit") in the form attached to this Lease as Exhibit O. Landlord covenants and agrees with Tenant not to draw on the Letter of Credit unless Tenant is in default under the Lease, all notices required under the Lease to be given to Tenant have been given, all times for Tenant to cure the default have elapsed and Tenant has not cured the default. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) business days before the stated expiration date of the current Letter of Credit then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to pay or perform any obligation of Tenant under this Lease, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the Security Deposit is used, Tenant shall within ten (10) business days after demand from Landlord reinstate the Security Deposit to its full amount. If no uncured Event of Default then exists, the Security Deposit shall be reduced to $900,000.00 on the first annual anniversary of the Basic Rental Commencement Date and to $450,000.00 on the second annual anniversary of the Basic Rental Commencement Date. If requested by Tenant, Landlord will simultaneously deliver the Letter of Credit then held by Landlord to Tenant, against delivery of a new Letter of Credit in a reduced amount then required by this Lease and otherwise satisfying the requirements of this Lease. If no uncured Event of Default exists on the third annual anniversary of the Basic Rental Commencement Date, the Security Deposit shall be reduced to an amount equal to one month's Basic Rental installment which Tenant shall deposit with Landlord in the form of cash funds. If Tenant does not provide Landlord with cash funds complying with the requirements hereof at least ten (10) business days before the stated expiration date of the current Letter of Credit, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds as the Security Deposit, subject to reduction as provided above. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term in the manner and condition required hereunder, Landlord shall return any remaining Security Deposit to Tenant. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease. If Landlord transfers its interest in the Premises, then Landlord shall assign the Security Deposit to the transferee, or, if the Security Deposit is then in the form of the Letter of Credit, Tenant shall, at Landlord's request and at no third party out-of-pocket expense to Tenant, cause the Letter of Credit to be reissued to the transferee subject to the terms hereof and, in either such event and provided that the Letter of Credit then held by Landlord is simultaneously delivered to Tenant, Landlord thereafter shall have no further liability for the return of the Security Deposit.

 LANDLORD'S
 OBLIGATIONS              7.   a.   Services.   Landlord shall  maintain  and
                     operate the Building and the Project in a clean, safe and operable condition and in a manner consistent with comparable commercial office buildings in the North Central Expressway Market Area, as defined in Exhibit G ("Comparable Buildings"). Provided no Event of Default exists, Landlord shall furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC") as appropriate during Normal Building Hours (as defined below), and at such temperatures and in such amounts as are standard for Comparable Buildings; (3) janitorial service to the Premises in accordance with the specifications attached hereto as Exhibit J five (5) days per week other than holidays and such window washing as may from time to time in Landlord's judgment be reasonably required; (4) standard passenger and freight elevators for ingress and egress to the floor on which the Premises are located during Normal Building Hours, in common with other tenants, provided that Landlord may reasonably limit to not less than one (1) standard passenger elevator the number of elevators to be in operation at times other than during Normal Building Hours; (5) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord's standard charge for such bulbs and tubes shall be paid by Tenant; and (6) 277/480 volt 3-phase electrical service capable of providing a minimum of five (5) watts of available power per rentable square foot low voltage (below ceiling) if required, and two (2) watts per rentable square foot high voltage (lighting) "Normal Office Usage". As used herein, the term "Normal Building Hours" shall mean 7:00 a.m. to 7:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. Saturday, excluding New Years Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, Christmas Day and any other nationally recognized legal holiday, if any, that tenants occupying at least fifty percent (50%) of the rentable area of the Building are not open for business. Landlord shall maintain the Common Areas of the Building in good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant desires any of the services specified in this Section 7.a at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the actual cost of such services, inclusive of administrative and accounting charges, within thirty
                     (30) days after Landlord has delivered to Tenant an invoice therefor. HVAC services at times other than Normal Building Hours to all or any portion of the Premises shall be charged on a per hour basis based on Landlord's actual cost therefor. Without limiting or restricting the rights of Landlord contained in the Lease, Landlord hereby informs Tenant that, as of the date of this Lease, the amount that would be charged to Tenant for after-hours HVAC services is $55.00 for each floor for which Tenant requests such services and that this rate is subject to change by Landlord if rates are increased by any provider of electricity or if Landlord's costs to provide this service otherwise increase after the date of this Lease.

                          b.    Excess Utility Use.     Landlord  shall   use
                     reasonable efforts to furnish electrical current for equipment whose electrical energy consumption exceeds Normal Office Usage through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (i) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (ii) a separate meter in the Premises installed, maintained, and read by Landlord, the cost of which shall be at Tenant's expense if Tenant's electrical energy consumption exceeds Normal Office Usage. Tenant shall not install any electrical equipment requiring special wiring or exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's reasonable judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.

                          c. Utility Rules. Landlord's obligation to furnish services under Section 7.a shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations.

                          d. Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in this Section 7.d, entitle Tenant to any abatement of Tenant's obligations hereunder. Notwithstanding the foregoing provisions of this Section 7.d to the contrary, in the event of the unavailability of such service that renders the Premises or any substantial portion of any floor thereof unusable for the Permitted Use for a period in excess of five (5) consecutive business days after written notice of such unavailability and unusability is given by Tenant to Landlord that was neither the result of a casualty described in Section 15 of this Lease, nor caused, in whole or in part, by Tenant or Tenant's agents, employees or contractors, then, as Tenant's sole and exclusive remedy, Tenant shall be entitled to an equitable abatement of the Basic Rental and other charges for the period the Premises or portion thereof are untenantable. In the event the foregoing described unavailability exceeds forty-five (45) consecutive days or sixty (60) days within a twelve (12)-month period and such unavailability was neither the result of a casualty described in Section 15 of this Lease, nor caused, in whole or in part, by Tenant or Tenant's agents, employees or contractors, Tenant shall have the right to terminate this Lease with respect to the affected portion of the Premises by delivering to Landlord written notice of such termination prior to the curing of such unavailability. If at least one (1) full floor of the Premises is affected, Tenant's election to terminate the Lease may be for all or the affected portion of the Premises. For purposes hereof, the Premises or any portion thereof shall not be deemed to be unusable if Tenant continues to occupy or use the Premises or such portion thereof for the Permitted Use.

                          e.   Common Areas  Defined.   "Common Areas"  means
                     all areas both interior and exterior provided by Landlord for the common or joint use and benefit of the occupants of the Building, their employees, agents, customers, and other invitees, including but not limited to, the vehicle parking areas (whether spaces are assigned, reserved or not), public restroom facilities not located in the Premises or the premises of other tenants of the Building, landscaped areas, plaza decks, driveways, walkways, exterior lighting, ramps, drainage facilities, sidewalks, building entrances, lobbies and hallways, mechanical rooms, elevator shafts and stairways, access ways, loading docks, drives, platforms and pipes, conduits and wires and appurtenant equipment serving the Building.

 IMPROVEMENTS;
 ALTERATIONS;
 REPAIRS;
 MAINTENANCE              8.   a.   Improvements; Alterations.   Improvements
                     to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld. If Landlord fails to respond to Tenant's request for approval within ten (10) business days following (i) Tenant's written request therefor, and (ii) Landlord's receipt of such plans and specifications, Landlord shall be deemed to have approved the plans and specifications, provided Tenant prominently displays on the first page of Tenant's written request: "REQUEST FOR LANDLORD APPROVAL. FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS SHALL BE DEEMED APPROVAL." After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord. Subject to Section 21, all alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 and all regulations and guidelines issued by authorized agencies with respect thereto, all as amended from time to time (the "ADA") and the Texas accessibility standards and all regulations and guidelines issued by authorized agencies with respect thereto, all as amended from time to time ("TAS") [the ADA and TAS, being collectively referred to herein as the "Disability Laws"], responsibility for compliance with the terms and conditions of the Disability Laws may be allocated as between Landlord and Tenant. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the Disability Laws shall be allocated as follows: (i) Tenant shall be responsible for compliance with the Disability Laws with respect to the Premises, except the restrooms and the elevators located inside the Premises, and (ii) Landlord shall be responsible for compliance with the Disability Laws with respect to the restrooms and elevators located in the Premises and the exterior of the Project, parking areas, sidewalks and walkways, and any and all areas appurtenant thereto, together with all common areas of the Project not included within the Premises. The allocation of responsibility for compliance with the Disability Laws between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this
                     Section 8.a.

                          b. Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within thirty (30) days after Landlord's delivery of written notice of the occurrence of such damage (or such longer period as may be permitted by Section 17.b below before the occurrence of an Event of Default), then Landlord may make the same at Tenant's cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant's cost. The cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.

                          c.   Performance of Work.   All work  described  in
                     this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, such approval not to be unreasonably withheld. If Landlord fails to respond to Tenant's request for approval within ten (10) business days following
                     Tenant's written request therefor, Landlord shall be deemed to have approved such contractors and subcontractors, provided Tenant prominently displays on the first page of Tenant's written request: "REQUEST FOR LANDLORD APPROVAL. FAILURE TO RESPOND WITHIN TEN
                     (10) BUSINESS DAYS SHALL BE DEEMED APPROVAL." Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building's engineer of record.

                          d. Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.

 USE                      9.   Tenant shall continuously  occupy and use  the
                     Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.

 ASSIGNMENT AND
 SUBLETTING               10.  a.   Transfers; Consent.   Tenant  shall  not,
                     without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), other than in connection with a Permitted Transfer, (i) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (ii) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (iii) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant,
                     (iv) sublet any portion of the Premises, (v) grant any license, concession, or other right of occupancy of any portion of the Premises, or (vi) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (i) through (vi) being a "Transfer"). Tenant shall give Landlord written notice before advertising the availability for lease of any portion of the Premises. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Within ten (10) business days after Landlord's receipt of (i) Tenant's written request for its consent and (ii) all of the above information and documentation regarding the proposed transferee, Landlord shall consent to the Transfer or advise Tenant in writing of Landlord's reason for not consenting to the Transfer. If Landlord fails to respond to Tenant's consent request within ten (10) business days after receipt of the foregoing information and documentation, Landlord shall be deemed to have consented to the
                     Transfer, provided Tenant prominently displays on the first page of Tenant's written consent request:
                     "REQUEST FOR LANDLORD APPROVAL. FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS SHALL BE DEEMED APPROVAL." If Landlord consents, or is deemed to have consented, in writing, to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder from and after the date of the applicable Transfer; however, any subtenant of all or any portion of the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor, except to the extent expressly provided otherwise herein. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. Landlord's consent to any
                     Transfer shall not waive Landlord's rights as to any subsequent Transfers. Upon the occurrence and during the continuance of an Event of Default while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

                               b. Permitted Transfer. Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises to the following types of entities ( a "Permitted Transferee") without the written consent of Landlord (a "Permitted Transfer"), provided that the conditions set forth below are satisfied:

                               (1)  any  person  or   entity  who  or   which
                          controls, is controlled by, or is under common control with Tenant; or

                               (2) any entity in which or with which Tenant, or its successors or assigns, is merged or consolidated, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not substantially less than the Tangible Net Worth of Tenant as of the date of the Permitted Transfer; or

                               (3) any entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not substantially less than the Tangible Net Worth of Tenant as of the date of the Permitted Transfer.

                     Tenant shall promptly notify Landlord of any such Permitted Transfer. As a condition precedent to any Permitted Transfer, the proposed Permitted Transferee must deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. The occurrence of a Permitted Transfer shall not waive Landlord's right to consent to any subsequent Transfer. As used herein, "Tangible Net Worth" shall mean the excess of total assets over total liabilities (in each case, determined in accordance with GAAP) excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Notwithstanding anything herein to the contrary, Sections 10.c and 10.d shall not apply to a Permitted Transfer.

                               c.  Cancellation.   Except with  respect to  a
                     Permitted Transfer and except with respect to a sublease covering a term of less than one-half of the remaining Term (each a "Temporary Sublease"), Landlord may, within ten (10) business days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

                               d. Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the Net Excess Rental. As used herein, the phrase "Net Excess Rental" shall mean an amount equal to (i) the sum payable to Tenant for a Transfer that exceeds the Basic Rental and Tenant's share of Excess allocable to the portion of the Premises covered thereby, minus (ii) all actual costs incurred by Tenant relating to the Transfer if such costs are due and payable to third parties, including, but not limited to, brokerage commissions, leasehold improvement allowances, architectural allowances, moving allowances, and legal fees and expenses..

 INSURANCE;
 WAIVERS;
 SUBROGATION;
 INDEMNITY                11.  a.  Insurance.   Tenant shall  at its  expense
                     procure and maintain throughout the Term the following insurance policies: (i) commercial general liability insurance in amounts of not less than a combined single limit of $5,000,000 (the "Initial Liability Insurance Amount") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (iii) insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Premises, and
                     (iv) workman's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (v) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be issued by companies having a financial rating of not less than Class A-XII, as designated in the most current Best's Insurance Reports, reasonably satisfactory to Landlord. The term "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question. Landlord shall procure and maintain all insurance coverages either required by Landlord's Mortgagee (as defined in Section 12.a) or, if no Landlord Mortgagee exists, customarily procured and maintained by owners of Comparable Buildings (as defined in Section 7.a).

                          b. Waiver of Negligence Claims; No Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "Loss") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), regardless of whether the negligence of any party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, is required to be insured against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

                          c.  Indemnity.   Subject to Section 11.(b),  Tenant
                     shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the negligence or willful misconduct of Landlord or its employees or agents). Subject to Section 11.(b), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence in the Common Areas (other than a Loss arising from the negligence or willful misconduct of Tenant or its employees, agents or invitees). The indemnities set forth in this Section 11(c) shall survive termination or expiration of this Lease.

 SUBORDINATION
 ATTORNMENT;
 NOTICE TO
 LANDLORD'S
 MORTGAGEE                12.  a.    Subordination.    This  Lease  shall  be
                     subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee").

                          b. Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request, unless such party shall, prior to the time of such sale or within sixty (60) days thereafter, give written notice to Tenant to vacate and surrender the Premises within ninety (90) days from the date of the foreclosure sale. In the event such notice is given, this Lease shall fully terminate and expire on the ninetieth (90th) day from and after the date of the foreclosure sale. If this Lease shall continue in full force and effect after the foreclosure sale, Tenant shall not be credited as against such party with any prepaid rent or offsets against or credits due to Landlord on account of any period after such foreclosure sale.

                          c. Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee the same opportunity to cure the default that Tenant is required to give Landlord, except that Landlord's Mortgagee's cure period shall begin to run when Landlord's Mortgagee receives notice of the default.

                          d. Subordination, NonDisturbance and Attornment Agreement. Notwithstanding any contrary provision contained herein, Landlord shall obtain from the current Landlord's Mortgagee a subordination, nondisturbance and attornment agreement in the form attached hereto as Exhibit K within sixty (60) days following the Lease Date, failing which Tenant may, by written notice to Landlord delivered on or before November 15, 2001, terminate this Lease, in which event the Security Deposit shall immediately be returned by Landlord to Tenant and Landlord and Tenant shall immediately give joint written instruction to the Escrow Agent to deliver the Escrow Amount together with any interest accrued thereon to Landlord, without deduction or offset. The subordination of this Lease to any Mortgage or Primary Lease hereafter placed upon the Premises or the Building or any part thereof and Tenant's agreement to attorn to the holder of such Mortgage or Primary Lease as provided in this Section 12 shall be conditioned upon such holder's entering into a non-disturbance and attornment agreement providing Tenant with in all material respects the same protection as to Tenant's use and enjoyment of Tenant's leasehold estate as is afforded Tenant under the form attached hereto as Exhibit K.

 RULES AND
 REGULATIONS              13.  Tenant  shall  comply   with  the  rules   and
                     regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees. In the event of a discrepancy or conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease shall govern.

 CONDEMNATION             14.  a.   Taking Defined.   As used in this  Lease,
                     "Taking" means a taking of or damage to the Premises, Building, Building's parking facilities or other Common Areas, or any part thereof by exercise of the power of eminent domain, condemnation or sale under the threat of or in lieu of eminent domain or condemnation.

                          b. Total Taking. If the whole or substantially all of the Building or the whole of the Premises shall be acquired by a Taking, or if the whole or substantially all of the Building's parking facilities is acquired by a Taking, then this Lease shall terminate as of the date of Taking of possession by the Taking authority.

                          c. Landlord's Rights. If more than twenty-five percent (25%) of the value of the Building or the Building's parking facilities is acquired by a Taking, such that more than twenty-five percent (25%) of the rentable area of the Building cannot reasonably be occupied and used, whether or not any portion of the Premises is so taken and all other leases in the Building are being terminated, then Landlord shall have the right to terminate this Lease as of the date of such Taking by giving Tenant written notice of Landlord's intent to terminate this Lease no later than ninety (90) days after the date on which Landlord is notified of such Taking.

                          d. Tenant's Rights. If more than twenty-five percent (25%) of the Premises is acquired in a Taking, or if any part of the Building, the Building's parking facilities or Common Areas are taken such that Tenant cannot reasonably use and occupy the Premises for the purposes intended, then Tenant may terminate this Lease upon notice to Landlord within ninety (90) days after Tenant is notified of such Taking. If twenty-five percent (25%) or less of the Premises is acquired in a Taking or if any part of the Building, Building parking facilities or Common Areas are taken, subject to Section
                     14. c., Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion acquired in the Taking, provided that Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the award actually received by Landlord (and not required to be paid to Landlord's Mortgagee) for the Taking. If this Lease is not terminated as provided in this Section 14, this Lease shall continue in full force and effect with respect to that part not acquired, and the Basic Rental and Excess shall be reduced in the proportion that the rentable square footage of the Premises after the Taking bears to the rentable square footage before the Taking.

                          e. Award. In the event of a Taking, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise for diminution in value of the leasehold, reversion or fee, and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part thereof. Tenant shall have no claim against Landlord for the value of the unexpired Lease Term if the Lease is terminated under this Section 14.

                          f. Rent Proration. If this Lease is terminated partially or in total under this Section 14, all Basic Rental and all Excess shall be prorated as of the date of Taking including refunds for amounts paid in advance by Tenant.

 FIRE OR OTHER
 CASUALTY                 15.  a.  Repair Estimate.   If the Premises or  the
                     Project are damaged by fire or other casualty or declared unsafe or unfit for occupancy by any duly authorized governmental authority having jurisdiction (a "Casualty"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the Damage Notice") of the time needed to repair the damage caused by such Casualty.

                          b.  Landlord's and Tenant's Rights.   If a  portion
                     of the Premises or the Project is damaged or otherwise affected by a Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, and Landlord estimates that the damage caused thereby cannot be repaired, or remediation of such unsafe or unfit condition cannot be made, within 180 days after the commencement of repair or remediation, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Landlord fails to deliver the Damage Notice within 60 days after such Casualty and such failure continues for fifteen (15) days following written notice to Landlord from Tenant of such failure, Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate prior to Landlord's delivery of the Damage Notice to Tenant. If Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 15.c) Landlord shall repair the Project or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the Casualty shall be abated on a reasonable basis from the date of the Casualty until the completion of the repair, unless such damage or condition was caused by the willful misconduct of Tenant or Tenant's employees, agents or contractors, in which case, Tenant shall continue to pay Rent without abatement. In the event such restoration work is not completed on or before the Casualty Restoration Deadline Date (as hereinafter defined), Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within ten (10) business days following the Casualty Restoration Deadline Date. As used herein, the term "Casualty Restoration Deadline Date" shall mean the date which follows such 180-day restoration period by the sum of (i) thirty (30) days, plus (ii) the number of days, if any, attributable to delays in the completion of the restoration work caused by Tenant or its employees, agents or contractors, plus
                     (iii) the number of days, if any, attributable to delays which are the result of strike, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause beyond Landlord's reasonable control (financial responsibility excepted) which is normally characterized as a force majeure item in commercial construction transactions; provided, however, that the delays described in subpart (iii) above shall only be added to the collective 210 day restoration period if the restoration of the applicable damage to the Building and/or Premises has, in fact, been delayed and Landlord has notified Tenant in writing of such delay within ten
                     (10) business days after the occurrence of the same.

                          c. Landlord's Rights. If a Casualty affects more than twenty-five percent (25%) of the value of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical and all other leases in the Building are being terminated, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

                          d. Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Project and the Premises or remediate the unsafe or unfit condition, as the case may be, and shall proceed with reasonable diligence to restore the Project and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises.

 TAXES                    16.  Tenant shall be liable for all taxes levied or
                     assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days after receipt from Landlord of an invoice and evidence that Landlord paid the taxes, that part of such taxes for which Tenant is primarily liable hereunder, but Tenant shall not be required to pay Landlord more than ten (10) business days before such taxes would have become delinquent.

 EVENTS OF
 DEFAULT                  17.  Each  of  the   following  occurrences   shall
                     constitute an "Event of Default":

                          a. Tenant's failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), upon the expiration of a period of five (5) business days following written notice to Tenant of such failure; provided, however, that Landlord shall not be required to send such written notice to Tenant more than twice in any one calendar year and after such two (2) written notices, Landlord shall have no obligation to give Tenant written notice of any subsequent default during the remainder of such calendar year and Tenant's failure or refusal to timely pay Rent or other sums hereunder when due during the remainder of such calendar year shall constitute an Event of Default;

                          b.  Tenant's  failure to perform,  comply with,  or
                     observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building) within ten (10) days following written notice thereof to Tenant; provided, however, that in the event Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease cannot reasonably be cured within ten (10) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within the ten (10) day period and thereafter diligently prosecutes the curing thereof within ninety (90) days following such written notice;

                          c. The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17.c, any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure;

                          d. The admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

 REMEDIES                 18.  Upon the occurrence of  any Event of  Default,
                     and prior to Landlord's acceptance of Tenant's curing thereof, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

                          a. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 19.a., and (iii) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

                          b. Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under
                     Section 19.a., and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18.b. If Landlord elects to proceed under this Section 18.b., it may at any time elect to terminate this Lease under Section 18.a.

                     Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive
                     Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant, except as required by Texas Property Code
                     Section 93.002 or any successor legislation.

                     Upon termination of Tenant's right to possession of the Premises due to an Event of Default, Landlord shall use reasonable efforts to relet the Premises; provided, however, that, Tenant agrees that Landlord has no obligation to: (i) relet the Premises prior to leasing any other space within the Building; (ii) relet the Premises (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its reasonable discretion; (B) to any entity not satisfying Landlord's then standard financial credit risk criteria;
                     (C) for a  use (1) other  than general office  purposes;
                     (2) which  would  violate  then applicable  law  or  any
                     restrictive covenant or other lease affecting the Building; (3) which would impose a greater burden than is reasonable upon the Building's parking, HVAC or other facilities; and/or (4) which would involve any use of hazardous materials other than the type and quantity of those customarily lawfully used in Comparable Buildings (as defined in Section 7.a); (iii) divide the Premises, install new demising walls or otherwise reconfigure the Premises to make same more marketable; (iv) pay any leasing or other commissions arising from such reletting, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; (v) pay, and/or grant any allowance for, tenant finish or other costs associated with any new lease, even though same may be amortized over the applicable lease term, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; and/or (vi) relet the Premises, if to do so, Landlord would be required to alter other portions of the Building, make ADA-type modifications or otherwise install or replace any sprinkler, security, safety, HVAC or other Building operating systems.

 PAYMENT BY TENANT;
 NON-WAIVER               19.  a.  Payment by Tenant.  Upon the occurrence of
                     any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

                          b. No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by a party of any violation or breach of any of the terms contained herein shall waive such party's rights regarding any future violation of such term or violation of any other term.

 LANDLORD'S LIEN             20.  Landlord   hereby   expressly  waives   and
                     releases any and all contractual liens and security interests or constitutional and/or statutory liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on all the property of Tenant which Tenant now or hereafter places in or upon the Leased Premises (except for judgment liens that may arise in favor of Landlord). The waiver and release contained herein shall not waive, release or otherwise affect any unsecured claim Landlord may have against Tenant.

 SURRENDER OF
 PREMISES                  21.  No act  by  Landlord   shall  be  deemed   an
                     acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring and furniture as Landlord may request except any alterations, additions, improvements, trade fixtures, equipment, wiring or furniture that Landlord previously agreed, or has been deemed to have agreed, in writing that Tenant would not be required to remove. When installing alterations and improvements in the Premises, upon Tenant's written request, Landlord will within ten (10) business days after its receipt of the applicable request, advise Tenant in writing whether Landlord will require Tenant to remove such alterations or improvements at the termination of the Lease. If Landlord fails to notify Tenant in writing within such ten (10) business day period that any of the items described above must be removed upon the expiration or earlier termination of this Lease, and Tenant prominently displays on the first page of Tenant's written request: "IF LANDLORD FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS, LANDLORD SHALL BE DEEMED TO HAVE AGREED THAT SUCH ITEMS WILL NOT BE REQUIRED TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE." Notwithstanding anything herein to the contrary, Landlord shall not require Tenant to remove ordinary office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, building standard doors and non-glued down carpeting. Tenant shall be required to remove raised flooring, safes, vaults, generators, uninterruptable power supply systems and similar non-standard building improvements. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

 HOLDING OVER             22.  If Tenant fails to vacate the Premises at  the
                     end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to 125% of the daily Basic Rental payable during the last month of the Term with respect to the first three (3) months of such holdover period, and, thereafter, 150% of the daily Basic Rental payable during the last month of the Term.

 CERTAIN RIGHTS
 RESERVED BY
 LANDLORD                 23.  Provided that the exercise of such rights does
                     not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

                          a. After reasonable advance notice, to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; after reasonable advance notice, for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; after reasonable advance notice, to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

                          b. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

                          c. To change the name by which the Building is designated; and

                          d. To enter the Premises at all reasonable hours after reasonable advance notice to show the Premises to prospective purchasers or lenders, or to a prospective tenant considering leasing other space within the Building for the purposes of demonstrating the tenant improvements provided by Landlord; and to enter the Premises at all reasonable hours after giving reasonable advance notice at anytime within 365 days prior to the expiration of the Term (or any extension of the Term) to show the Premises to prospective tenants.

                     In addition, Landlord may enter the Premises at any time without notice in case of emergency , defined to be any situation in which Landlord perceives danger of injury to person and/or damage to or loss of property.

                          24.  [Intentionally Deleted.]

 MISCELLANEOUS            25.  a.  Landlord Transfer.  Landlord may transfer,
                     in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder to the extent the transferee assumes in writing Landlord's obligations hereunder.

                          b. Landlord's Liability.  The liability of Landlord
                     to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Project, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

                          c. Force Majeure.  Other than for Tenant's monetary
                     obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control and without the fault or negligence of such party.

                          d. Brokerage.  Landlord and Tenant each warrant  to
                     the other that it has not dealt with any broker or agent, other than Trammell Crow Dallas/Fort Worth, Inc. and Cushman & Wakefield of Texas, Inc., in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

                          e. Estoppel Certificates.   From time  to time, but
                     no more frequently than is reasonable, Tenant shall furnish to any party designated by Landlord, within twenty (20) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request, modified by Tenant only to the extent necessary to make the certificate accurate.

                          f. Notices.   All notices  and other communications
                     given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (ii) hand delivered to the intended address, or (iii) sent by prepaid telegram, cable, facsimile transmission, telex or electronic mail, in each case followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                          g. Separability.   If any  clause or  provision  of
                     this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                          h. Amendments; and Binding Effect.   This Lease may
                     not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by a party unless such waiver is in writing signed by the waiving party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of a party to insist upon the performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                          i. Quiet Enjoyment.   Provided Tenant has performed
                     all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

                          j. Joint and Several Liability.   If  there is more
                     than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

                          k. Captions.  The  captions contained in this Lease
                     are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                          l. No Merger.   There  shall  be no  merger  of the
                     leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                          m. No Offer.    The  submission  of  this Lease  to
                     Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                          n. Tax Protest.  Tenant has no right to protest the
                     real estate tax rate assessed against the Building and/or the appraised value of the Building determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a "Taxing Authority"). Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any Taxing Authority, except if requested by Tenant to support Landlord's invoice for Excess payments; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under
                     Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release. If, notwithstanding any such waiver and release, Tenant files or otherwise appeals any such protest, then Tenant will be in default under this Lease and, in addition to Landlord's other rights and remedies, Tenant must pay or otherwise reimburse Landlord for all costs, charges and expenses incurred by, or otherwise asserted against, Landlord as a result of any tax protest or appeal by Tenant, including, appraisal costs, tax consultant charges and attorneys' fees (collectively, the "Tax Protest Costs"). If, as a result of Tenant's tax protest or appeal, the appraised value for the Building or the project of which the Building is a part is increased above that previously determined by the Taxing Authority (such increase, the "Value Increase") for the year covered by such tax protest or appeal (such year, the "Protest Year"), then Tenant must pay Landlord, in addition to all Tax Protest Costs, an amount (the "Additional Taxes") equal to the sum of the following: (i) the product of the Value Increase multiplied by the tax rate in effect for the Protest Year; plus (ii) the amount of additional taxes payable during the five (5) year period following the Protest Year, such amount to be calculated based upon the Value Increase multiplied by the tax rate estimated to be in effect for each year during such five (5) year period. Tenant must pay all Additional Taxes - even those in excess of Tenant's proportionate share and which may relate to years beyond the term of this Lease. The Additional Taxes will be conclusively determined by a tax consultant selected by Landlord, without regard to whether and to what extent Landlord may be able in years following the Protest Year to reduce or otherwise eliminate any Value Increase. All Tax Protest Costs and Additional Taxes must be paid by Tenant within five (5) days following written demand by Landlord. Landlord shall exercise customary and reasonable practices in an effort to minimize real estate taxes assessed against the Building, including without limitation, protesting the real estate tax rate assessed against the Building and/or the appraised value of the Building when appropriate.

                          o. Exhibits.  All exhibits and attachments attached
                     hereto are incorporated herein by this reference.

                            Exhibit A - Outline of Premises and ROFR Space Exhibit B - Building Rules and Regulations Exhibit C - Operating Expense Escalator Exhibit D - Legal Description
                            Exhibit E  - Tenant Finish-Work:  Allowance
                            Exhibit F  - Parking
                            Exhibit G  - Extension Option
                            Exhibit H  - Expansion Option
                            Exhibit I  - Right of First Refusal
                            Exhibit J  - Cleaning Specifications
                            Exhibit K  - Subordination, Nondisturbance and
                                           Attornment Agreement
                            Exhibit L  - Right of First Refusal (Exercise
                                           Facility)
                            Exhibit M  - Escrow Agreement
                            Exhibit N  - Location of Ten Reserved Parking
                                           Spaces
                            Exhibit O  - Form of Letter of Credit

                          p. Entire Agreement.   This  Lease  constitutes the
                     entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

 SPECIAL
 PROVISIONS          26.  a.   ERISA and UBTI Restrictions.   Notwithstanding
                     anything to the contrary contained herein, including, without limitation, Section 10 above, no assignment or subletting by Tenant, nor any other transfer or vesting of Tenant's interest hereunder (whether by merger, operation of law or otherwise), shall be permitted if:

                     (i) Landlord, or any person designated by Landlord as having an interest therein, directly or indirectly, controls, is controlled by, or is under common control with (i) the proposed assignee, sublessee or successor-in-interest of Tenant or (ii) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee, sublessee or successor-in-interest of Tenant;

                     (ii) the proposed assignment or sublease (i) provides for a rental or other payment for the leasing, use, occupancy or utilization of all or any portion of the Premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales or (ii) does not provide that such assignee or subtenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of all or any portion of the Premises which provides for a rental or other payment for such use, occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales; or

                     (iii) in the reasonable opinion of Landlord and Landlord's counsel, such proposed assignment, subletting or other transfer or vesting of Tenant's interest hereunder (whether by merger, operation at law or otherwise) will (i) cause a violation of the Employee Retirement Income Security Act of 1974 by Landlord, or by any person which, directly or indirectly, controls, is controlled by, or is under common control with, Landlord or any person who controls Landlord or (ii) result or may in the future result in Landlord, or any person which, directly or indirectly, has an interest in Landlord, receiving "unrelated business taxable income" (as defined in the Internal Revenue Code).

                          b. Access. Subject to Landlord's reasonable security and safety measures, Tenant shall have access to the Premises and the Building's parking facilities twenty-four (24) hours per day, seven (7) days per week.

                          c.   Roof Rights.   Tenant may, at  its sole  cost,
                     but without any obligation to pay Landlord additional Basic Rental or any other amount except as provided in this Section 26.c, install, maintain, and from time to time replace up to two (2) satellite dishes on the roof of the Building (or other location on the Project acceptable to Landlord and Tenant), provided that Tenant shall obtain Landlord's prior reasonable approval of the proposed size, weight and location of such satellite dishes and method for fastening such satellite dishes to the roof or alternate location, and that Tenant will, at its sole cost, comply with all governmental laws, codes, rules and regulations and the conditions of any bond or warranty maintained by Landlord on the roof. Landlord may supervise any roof or other penetration. Additionally, subject to Landlord's prior written approval of plans and specifications relating thereto, Tenant shall have the right to install such wire, conduits, cables and other materials as necessary to connect the satellite dishes to the Premises (the satellite dishes and connecting material being collectively referred to as the "Dishes"). The specific location of the Dishes shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld or delayed. Tenant shall repair any damage to the Project caused by Tenant's installation, maintenance, replacement, use or removal of the Dishes. The Dishes shall remain the property of Tenant, and Tenant may remove the Dishes at its cost at any time during the Term. Tenant shall remove the Dishes at its cost within thirty (30) days following the occurrence of any of the following events: (i) the termination of Tenant's right to possess the Premises in accordance with the terms of this Lease; or (ii) the expiration or termination of the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Dishes.

                          d.   Building Signage.

                     (i) Subject to approval by the City of Dallas, Texas and for so long as Tenant leases at least five (5) full floors in the Building, Tenant shall have the exclusive right, at its cost, to install and maintain a sign (the "Building Signage") reflecting Tenant's name in two
                     (2) locations on the exterior top of the Building. The size, color, lettering, quality, design, construction and exact location of the Building Signage shall comply in all respects with all governmental laws, codes, rules and regulations, and shall be subject to Landlord's reasonable approval. Notwithstanding anything herein to the contrary, Landlord shall have the right to install, and to permit others to install, signage on areas of the Building below the third floor of the Building, including the concourse portion of the Building, and, if Tenant ceases to lease at least five (5) full floors in the Building, the exterior top of the Building.

                     (ii) Tenant shall also have the right, at its cost, to use the top line on the Building's monument sign (the "Monument Signage") for the purpose of displaying Tenant's name. The size, color, lettering, quality, design and construction of the Monument Signage shall comply in all respects with all governmental laws, codes, rules and regulations, shall be consistent with other monument signage located thereon and shall be subject to Landlord's reasonable approval.

                     (iii)     The Building Signage and the Monument  Signage
                     are  herein  collectively   referred  to  as   "Tenant's
                     Signage."

                     (iv) Tenant shall, at its risk and expense and at Landlord's election, remove Tenant's Signage within thirty (30) days after Landlord's request therefor following the occurrence of any of the following events:
                     (1) the termination of Tenant's right to possess the Premises in accordance with the terms of this Lease; or
                     (2) the final termination of this Lease or expiration of the Term as extended or renewed. In addition, Tenant shall, at its risk and expense and at Landlord's election, remove the Building Signage within thirty (30) days after Landlord's request therefor if Tenant ceases to lease at least five (5) full floors in the Building. Tenant shall repair all damage caused by the installation, maintenance, or removal of Tenant's Signage and restore the Building and the Project to its condition before the installation of Tenant's Signage, ordinary wear and tear excepted. If Tenant fails to take any of the foregoing action, Landlord may, after giving Tenant ten (10) days prior written notice, without compensation to Tenant, and at Tenant's expense, remove Tenant's Signage and perform the related restoration or repair work and dispose of the signage in a manner Landlord deems appropriate.

                     (v) The rights set forth in this Section 26.d are personal to Tenant and may not be assigned to any party (other than to a Permitted Transferee, as defined in Section 10.b).

                          e. Landlord Default. Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or deny Tenant a remedy, if Landlord fails to perform or observe any covenant, term, provision or condition of this Lease and such default continues beyond a period of five (5) business days as to a monetary default or thirty (30) days for a non-monetary default (or such longer period as is reasonably necessary to remedy such non-monetary default, provided Landlord shall continuously and diligently pursue such remedy at all times until such default is cured), after in each instance Tenant gives written notice specifying in reasonable detail such failure to Landlord and to any Landlord's Mortgagee who has been identified in a written notice delivered to Tenant, then, in any such event, Tenant shall have the right to commence such actions at law or in equity to which Tenant may be entitled.

                          f. Dispute by Tenant. Provided that Tenant first pays to Landlord the full amount of any disputed sum, Tenant shall have the right to dispute, in good faith, any sum (other than Basic Rental) claimed by Landlord hereunder and Tenant shall give Landlord written notice specifying in reasonable detail the basis for its dispute. Tenant and Landlord shall proceed diligently to resolve any such dispute and, if Landlord and Tenant mutually agree may, but shall not be required to, subject such dispute to resolution by arbitration. Tenant's payment of any amount hereunder shall not constitute or be deemed to be acceptance or waiver by Tenant of any claim or matter made by Tenant against Landlord, but rather Tenant shall at all times have the right to pay any amount in protest and to thereafter resolve or attempt to resolve such dispute with Landlord.

                          g. Security. Landlord shall at all times during the Term maintain at least the current level of security in and about the Project.

                          h. Exercise Facility. Provided it does not disturb the quiet enjoyment of other tenants of the Building, up to 2,500 rentable square feet of Premises (the "Exercise Space") may be used by Tenant and its employees and invitees as a non-commercial exercise facility. In no event shall the exercise facility be made available to the general public.

                          i.   Counterparts.  This Lease may  be executed  in
                     multiple counterparts each of which is deemed an original but together constitute one and the same instrument.

                     LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.


      DATED as of the date first above written.

 LANDLORD:                                TENANT:

 DALLAS RPFIV CAMPBELL CENTRE         PEGASUS SOLUTIONS, INC.,
 ASSOCIATES LIMITED PARTNERSHIP,      a Delaware corporation
 a Delaware limited partnership

 By: GEIRPIV Holding Corporation,
     a Delaware corporation,          By:
     its General Partner              Name:
                                      Title:

     By:
     Name:
     Title:

                                  EXHIBIT A

                     [OUTLINE OF PREMISES AND ROFR SPACE]

                                  EXHIBIT B

                        BUILDING RULES AND REGULATIONS

      The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, the Land and the appurtenances thereto:

      1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

      2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

      3. Except as otherwise provided in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

      4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

      5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

      6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

      7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

      8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

      9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

      10.  [Intentionally Deleted]

      11. Tenant shall not, and shall not permit its employees or invitees to, make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

      12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance, except such types and quantities of office and cleaning supplies customarily used in Comparable Buildings (as defined in Section 7.a) which Tenant handles, stores and disposes of in compliance with all applicable laws, codes, rules and regulations.

      13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

      14.  [Intentionally Deleted]

      15. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

      16. Smoking is prohibited in all common areas of the Building and the Land and in all other portions of the Building and the Land except in designated areas as Landlord may determine in its sole judgment or as required by applicable law.

                                  EXHIBIT C

                         OPERATING EXPENSE ESCALATOR

      (a) Tenant shall pay an amount (per each rentable square foot in the Premises) equal to the excess ("Excess") from time to time of actual Basic Cost per rentable square foot in the Building over the actual Basic Cost per rentable square foot in the Building for the 2002 calendar year (the "Expense Stop"). Landlord shall make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during the Term beginning January 1, 2003, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord commencing January 1, 2003 and on the first day of each calendar month of the Term thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by twelve. From time to time during any calendar year (but not more frequently than twice in a calendar year), Landlord may estimate and re-estimate the Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph (c) of this Exhibit when actual Basic Cost is available for each calendar year.

      (b) For the purposes of this Exhibit, the term "Basic Cost" shall mean all reasonable expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building (including the associated parking facilities), determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

           (i) Wages and salaries (including management fees, such management fees not to exceed 3% of gross rentals of the Building) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

           (ii) All  supplies   and   materials  used   in   the   operation,
      maintenance, repair, replacement, and security of the Building;

           (iii) Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined in accordance with generally accepted accounting principles consistently applied by Landlord (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

           (iv) Cost of all utilities;

           (v) Cost of any insurance or insurance related expense applicable to the Building and Landlord's personal property used in connection therewith;

           (vi) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, excluding, however, (1) federal and state taxes on income and (2) taxes assessed to Landlord for other tenants' personal property (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

           (vii) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance);

           (viii) The amount of basic rent payable under and pursuant to any ground lease pertaining to land on which parking facilities associated with the Building are located, but only at such times as Tenant has (and is utilizing )parking rights on such land; and

           (ix) Cost of repairs, replacements, and general maintenance of the Building, other than repair, replacement, and general maintenance of the roof, foundation and exterior walls of the Building.

           To the extent that any Basic Cost is attributable to the Project and other projects of Landlord, a fair and reasonable allocation of such Basic Cost shall be made between the Project and such other projects.

 There are specifically excluded from the definition of the term "Basic Cost" costs (1) for capital improvements made to the Building, other than capital improvements described in subparagraph (iii) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Building; (5) for leasing commissions; (6) for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (8) for correcting defects in the construction of the Building; (9) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (10) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (11) for leasing space in the Building, including marketing and advertising expense, commissions and leasehold improvements; (12) for any special services available to any tenant that are not available to Tenant; (13) for capital expenditures not expressly authorized elsewhere in this Lease; (14) for reserves for anticipated future expenses; (15) for items reimbursed or reimbursable by insurance or other tenants or third parties; (16) for bad debt loss and reserves for bad debt; (17) for costs incurred due to Landlord's or any tenant's violation of an applicable lease; (18) for interest or penalties incurred due to Landlord's failure to pay any bill or failure to comply with any law; (19) for any costs associated with the operation of any of Landlord's other businesses; (20) for salaries and bonuses of Landlord's officers and executives; (21) for environmental remediation; (22) for profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Project, but only to the extent that the costs of such services exceed competitive costs for such services rendered by unaffiliated persons or entities with respect to Comparable Buildings (as defined in Section 7.a); (23) for costs associated with the operation of the business of the legal entity which constitutes Landlord as the same is distinguished from the cost and operation of the Project, including legal entity formation, internal entity accounting and legal matters; (24) for cost of acquiring sculptures or other art objects; and (25) for costs of rental concessions or lease buy-outs. If the Lease provides that an item will be provided "at Landlord's sole cost," then the cost of such item shall not be included in Basic Cost unless expressly provided otherwise in this Lease.

      (c) The Annual Cost Statement shall mean a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in paragraph
 (d) of this Exhibit. Within thirty (30) days following Tenant's receipt of the Annual Cost Statement, Tenant may request that Landlord provide, at Tenant's expense, copies of reasonable supporting documentation with respect to the Basic Cost for such calendar year. If the Annual Cost Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall credit or reimburse for Tenant for such excess within 30 days after delivery of the Annual Cost Statement; likewise, if Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement.

      (d) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which, using reasonable projections under generally accepted accounting principles consistently applied, would normally be expected to have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

      (e) Notwithstanding any provision of the Lease to the contrary, for the purpose of calculating Tenant's Proportionate Share of Excess each year during the first ten (10) years of the Term of the Lease, the items of Basic Cost which are reasonably subject to the control of Landlord ("Controllable Expenses") shall be deemed not to increase more than six percent (6%) per calendar year (determined on a compounding basis throughout the Term of the Lease) for each calendar year from and after January 1, 2003; provided, however, that no item of Basic Cost other than Controllable Expenses shall be subject to the foregoing limitation; and provided further, that the percentage increase shall be determined on a cumulative basis such that if the average increase for all expired calendar years after 2002 and the next calendar year is less than 6% (adjusted to reflect compounding), then the percentage increase for the next calendar year may exceed 6% (adjusted to reflect compounding) so long as the average increase for all expired calendar year after 2002 and the next calendar year do not exceed 6% (adjusted to reflect compounding) per calendar year. Controllable Expenses shall not include, without limitation, (i) insurance, (ii) Taxes, (iii) utilities, and (iv) minimum wage related expenses.

      (f) Tenant, at its expense, shall have the right, within six (6) months after receiving the Annual Cost Statement for a particular calendar year, to audit Landlord's books and records relating to Basic Cost for such calendar year and the calendar year immediately preceding such calendar year Such audit shall be conducted only during regular business hours at Landlord's office and only after Tenant gives Landlord fourteen (14) days written notice and in no event more frequently than once per year. Tenant shall promptly commence and diligently pursue completion of such audit within a reasonable time after such fourteen (14)-day period. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. No audit shall be conducted at any time that Tenant is in default of any of terms of the Lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Such audit must be conducted by Tenant or an independent nationally recognized accounting firm of recognized good reputation that is not being compensated by Tenant on a contingency fee basis. All information obtained through the Tenant's audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the Landlord and/or the Project as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the audit shall be held in strict confidence by Tenant and its officers, agents, and employees, and Tenant shall cause its auditor and any of its officers, agents, and employees to be similarly bound. If within two (2) years after Tenant receives the Annual Cost Statement, Tenant does not give Landlord written notice stating in reasonable detail any objection to the Annual Cost Statement, Tenant shall be deemed to have approved such statement in all respects. While Tenant shall bear the cost of any audit conducted for or by it, Landlord hereby agrees to reimburse Tenant for such cost if said audit shall prove that actual Basic Cost for the period of time covered by such audit has been overstated by more than five percent (5%). If such audit shall prove that actual Basic Cost for such period of time has been overstated or understated, each party agrees to promptly make any payments to the other party as may be appropriate.

                                  EXHIBIT D

                              LEGAL DESCRIPTION


 Tract 1:  (CAMPBELL CENTRE I TRACT)

 All that certain lot, tract or parcel of land lying and being situated in the City of Dallas (Block No. C/5191), Dallas County, Texas, being part of the John C. Cook Survey, Abstract No. 259, also being part of "Central Park Addition" recorded in Volume 71151, Page 2217, Map Records, Dallas County, Texas and more particularly bounded and described as follows:

 THE POINT OF BEGINNING is a 1/2" iron rod set for corner in the Westerly right-of-way line of lands of the Dallas Area Rapid Transit (D.A.R.T.), (50 feet wide), formerly lands of the Southern Pacific Railroad, said point being located S 10o 30' 37" W 251.14 feet from the centerline of Northwest Highway, as shown in said Volume 71151, Page 2217;

 THENCE, along said westerly line of D.A.R.T., S 10o 30' 37" W 623.07 feet to a 1/2" iron rod set for corner at the Southeast corner of the herein described parcel; said point also being the Northeast corner of an easement (Exhibit "E") recorded in Volume 80166, Page 0437, Deed Records, Dallas County, Texas;

 THENCE, along the northerly lines of said Exhibit "E" and Exhibit "D" in said Volume 80166, Page 0437 the following courses and distances:

 N 79o 29' 23" W 169.00 feet to a "x" cut set for corner;
 S 10o 30' 37" W 5.05 feet to a "X" cut set for corner;
 N 79o 29' 23" W 309.09 feet to a 1/2" iron rod set for corner in the Easterly right-of-way line of North Central Expressway (Texas Route No. 75), as widened, said point being the Southwest corner of the herein described parcel;

 THENCE, along said Easterly right-of-way line, more or less along the Easterly face of a concrete retaining wall (under construction) the following courses and distances:

 N 08o 03' 52" E  60.31 feet to a 1/2" iron rod set for corner;
 N 09o 43' 33" E  362.51 feet to a 1/2" iron rod set for corner;
 N 11o 53'  33" E   19.43  feet to  a 1/2"  iron rod  set for  corner at  the
 Southeasterly corner of North Central Expressway and Northwest Highway;

 THENCE, along said Southeasterly line of North Central Expressway and Northwest Highway, N 44o 50' 18" E 128.16 feet to a 1/2" iron rod set for corner in the Southerly line of lands now or formerly of the Southern Pacific Railroad as shown in aforesaid Volume 71151, Page 2217; said point being the Northwest corner of the herein described parcel;

 THENCE, along said Southerly line of lands formerly of the Southern Pacific Railroad N 89o 31' 22" E 420.59 feet to the POINT OR PLACE OF BEGINNING, containing 276,659 square feet (6.3513 acres) of land more or less.

                                  EXHIBIT E

                        TENANT FINISH-WORK: ALLOWANCE


      1. Except as set forth in this Exhibit, Tenant accepts the Premises in their "as is" condition on the date that this Lease is entered into. Landlord shall, at Landlord's sole cost, provide the following leasehold improvements in the Premises:

           * Level Floor - Level concrete slab to an 1/4 inch rise or drop in 10 feet, as determined by a 10 foot straightedge placed anywhere on the slab in any direction.
           * Building will be fully sprinklered and shall meet shell building code based on an open floor plan configuration.
             All sprinkler  heads shall  be installed  turned up  toward deck.
           * A CAV-HVAC system installed with complete main duct distribution throughout each floor with thermostats coiled up and placed in the ceiling. The distribution shall be designed in accordance with ASHRAE standard 62-89 and to provide 72 degrees F inside temperature during a design load day of 102-degrees F.
           * Restrooms and elevators compliant with the Disabilities Laws (as defined in Section 8.a).
           * 5/8" gypsum  wallboard on core  walls --  taped and  bedded ready for finish.  All shaft walls will be 2-hr. rated.
           * Tower --  One (1) set  of men's and  women's restrooms  per floor, complete with finishes.
           * Concourse -- Three (3) sets of men's and women's restrooms per floor, complete with finishes.
           * 277/480 volt 3-phase electrical service capable of providing a minimum of 5 watts of available power per rentable square foot low voltage (below ceiling) power if required, and 2 watts per rentable square foot high voltage (lighting) power for Tenant's sole use to each floor including all necessary transformers and power panels.

      2. Tenant shall provide to Landlord for its approval final working drawings (the "Preliminary Working Drawings"), prepared by an architect that has been approved by Landlord (which approval shall not be unreasonably withheld), of all improvements that Tenant proposes to install in the Premises. Landlord shall respond to Tenant's written request for Landlord's approval of its architect within five (5) business days after receipt of such request. Landlord's failure to respond within such five (5) business days shall be deemed to be Landlord's approval thereof. The Preliminary Working Drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Further, if any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by the Building's engineer of record, whom Tenant shall at its cost engage for such purpose. Prior to close-of-business on December 31, 2001, Tenant shall furnish the initial draft of the Preliminary Working Drawings to Landlord for Landlord's review and approval. Within five (5) business days after receipt Landlord shall either provide comments to such Preliminary Working Drawings or approve the same. Landlord's failure to respond within such five (5) business day period shall be deemed to be Landlord's approval thereof. If Landlord provides Tenant with comments to the Preliminary Working Drawings, Tenant shall provide revised Preliminary Working Drawings to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Within five (5) business days after receipt Landlord shall then either provide comments to such revised Preliminary Working Drawings or approve such Preliminary Working Drawings. Landlord's failure to respond within such five (5) business day period shall be deemed to be Landlord's approval thereof. The process described above shall be repeated, if necessary, until the Preliminary Working Drawings have been approved by Landlord. Within sixty (60) days following the approval or deemed approval of the Preliminary Working Drawings, Tenant shall furnish detailed architectural, mechanical and electrical drawings and specifications (collectively, the "Final Construction Documents") to Landlord for Landlord's review and approval. Within five (5) business days after receipt Landlord shall either provide comments to such Final Construction Documents or approve the same. If Landlord provides Tenant with comments to the Final Construction Documents, Tenant shall provide revised Final Construction Documents to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Within five
 (5) business days after receipt Landlord shall then either provide comments to such revised Final Construction Documents or approve such Final Construction Documents. Landlord's failure to respond within such five (5) business day period shall be deemed to be Landlord's approval thereof. The process described above shall be repeated, if necessary, until the Final Construction Documents have been approved by Landlord. Landlord's approval of the Preliminary Working Drawings and Final Construction Documents shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements. As used herein, "Working Drawings" shall mean collectively, the Preliminary Working Drawings and Final Construction Documents approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant and Landlord shall sign the Working Drawings to evidence their respective review and approval thereof. All changes in the Work must receive the prior written approval of Landlord.

      3. Tenant shall solicit bids for the Work from contractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. Landlord's failure to respond within five (5) business days after receipt of Tenant's request for approval shall be deemed to be Landlord's approval thereof. Landlord and Tenant shall cooperate in good faith to coordinate the construction schedule. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced.

      4. Tenant shall construct the Work or have the Work constructed in a first class and workmanlike manner.

      5. Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined).

      6. Landlord shall furnish a construction allowance (the "Construction Allowance") equal to $34.00 per rentable square foot in the Premises (plus the Additional Space (as defined in the Basic Lease Information) if Tenant timely elects to lease the Additional Space). An amount (the "Escrow Amount") equal to the Construction Allowance shall be deposited by Landlord into an escrow account with Chicago Title Insurance Company (the "Escrow Agent") contemporaneously with the execution of this Lease, pursuant to the terms of an escrow agreement (the "Escrow Agreement") in the form attached to this Lease as Exhibit M. Notwithstanding anything herein to the contrary, the portion of the Construction Allowance to which Tenant shall be entitled to use for the payment of the preparation of the Working Drawings shall not exceed $2.50 per rentable square foot in the Premises (the "A&E Allowance"). Tenant shall be entitled to use any unused portion of the A&E Allowance (i) to pay for the out-of-pocket costs actually incurred by Tenant in relocating to the Premises, including, without limitation, the cost of professional movers and the installation of Tenant's telephone and data cabling systems, and (ii) up to an amount equal to the product of $2.00 multiplied by the number of rentable square feet in the Premises (the "Rent Credit"), to be applied to Tenant's next accruing Basic Rental installments.

      7. The Construction Allowance shall be disbursed to Tenant as follows:

           (i) Tenant may submit or cause Tenant's contractor to submit applications for progress payments (each, an "Application for Payment"), in a commercially reasonable form, no more often than monthly on or before the tenth (10th) day of each month after the Commencement Date. Each Application for Payment shall be for the aggregate cost of the Work constructed and/or for the amount of the A&E Allowance expense incurred prior to the month in which the applicable Application for Payment has been received. The costs and expenses for which each reimbursement is requested shall be segregated and reasonably detailed within a schedule attached to each Application for Payment.

           (ii) Each Application for Payment shall be certified by Tenant, Tenant's contractor or Tenant's architect as to the matters contained therein.

           (iii) Concurrent with each Application for Payment, Tenant or Tenant's contractor shall furnish the following to Landlord: (a) partial waivers of liens from all contractors and subcontractors performing the Work with respect to which the Application for Payment is submitted, conditioned on such party's receipt of a specified payment amount, and (b) a draw request ("Draw Request") in the form attached to Exhibit M as Schedule 1. The Draw Request shall be an amount equal to the product of (a) the amount requested in the Application for Payment, multiplied by (b) a fraction the numerator of which is the amount of the Construction Allowance and the denominator of which is the Total Construction Costs, less ten percent (10%) of such payment (collectively, "Retainage Amounts"); provided, however, that in no event shall Landlord's aggregate payment obligations under this Exhibit exceed the Construction Allowance.

           (iv) Within ten (10) days after Tenant's submission of an Application for Payment and Draw Request to Landlord and Tenant's satisfaction of subparagraph 7.(iii) above, Landlord shall execute the Draw Request and deliver it to Tenant.

           (v) The Retainage Amounts shall be paid to Tenant within ten (10) days after the later to occur of (a) the thirtieth (30th) day after the completion of the Work (excluding warranty or repair items) and (b) Tenant's delivery to Landlord of the bills or invoices for such Work and final release or waiver of mechanic's and materialmen's liens from the general contractor and any party who has furnished materials or services or performed labor of any kind in connection with the Work and has (or could have) a lien on the Retainage Amounts pursuant to Section 53.103 of the Texas Property Code, conditioned on such party's receipt of a specified payment amount.

           (vi) In the event any portion of the Escrow Amount remains after the reimbursement to Tenant for the Total Construction Costs and the items set forth in clause (i) of Paragraph 6 of this Exhibit, Landlord and Tenant shall execute a Draw Request requesting the Escrow Agent to disburse the remaining portion of the Escrow Amount to Landlord and Landlord shall apply the Rent Credit to Tenant's next accruing Basic Rental installments, after which any remaining portion of the Escrow Amount shall be the property of Landlord.

      8. Landlord or its affiliate shall act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems. No construction management fee shall be payable by Landlord or Tenant in connection with the Work.

      9. To the extent not inconsistent with this Exhibit, Section 8a. of this Lease shall govern the performance of the Work and the Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

                                  EXHIBIT F

                                   PARKING

 1. Landlord agrees to make available to Tenant for the use of its employees three (3) non-reserved parking spaces for each 1,000 rentable square feet leased by Tenant in the Building from time to time (collectively, the "Guaranteed Spaces") located within the Building's parking garage. In addition, Landlord shall use reasonable efforts to make available to Tenant for the use of its employees one (1) additional non-reserved parking space located within the Building's parking facilities for each 1,000 rentable square feet leased by Tenant in the Building from time to time (the "Additional Spaces"). Notwithstanding the foregoing, Landlord may, from time to time, terminate Tenant's right to one or more of the Additional Spaces by delivering thirty (30) days prior written notice to Tenant if Landlord determines in its reasonable discretion that Landlord needs such terminated Additional Spaces to meet Landlord's parking obligations to other tenants in the Building. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to incur any expense in order to provide the Additional Spaces. In the event Landlord elects to construct additional surface parking facilities, the cost of constructing such additional surface parking facilities shall be at Landlord's sole cost and expense. As used herein, the term "Spaces" shall collectively mean the Guaranteed Spaces and the Additional Spaces. Tenant shall be entitled to designate up to ten percent (10%) of the Spaces as reserved Spaces. On or before December 1, 2001, Landlord and Tenant shall mutually select the location of the first ten
      (10) reserved parking spaces and shall depict such locations on Exhibit N attached to this Lease.

 2. There shall be no monthly parking charge for the unreserved Spaces for the initial Term of ten (10) years. The monthly parking charge for reserved Spaces shall be such rates as are from time to time charged to patrons of the Building's parking facilities; provided, however, that Landlord shall abate such parking charge for the first ten (10) reserved Spaces for the initial Term of ten (10) years.

 3. All motor vehicles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles from theft and/or malicious mischief or any other cause of damage, injury or harm. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the Spaces (unless arising out of Landlord's gross negligence), and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action attributable to the negligence, acts or omissions of any party permitted by Tenant to use any of the Spaces .

 4. In Tenant's use of the Spaces, Tenant and any party permitted by Tenant to use any of the Spaces shall follow all of the rules of the Building applicable thereto, as the same may be reasonably amended from time to time, and any failure to do so shall constitute an Event of Default hereunder.

 5. To ensure that only those parties leasing Spaces are utilizing such Spaces, Tenant shall, within thirty (30) days after Tenant's receipt of Landlord's written request therefor, provide Landlord with a complete list of the names of all of Tenant's employees, which list shall contain the corresponding license plate numbers of those automobiles owned, leased or used by each of said employees. Such list shall be updated by Tenant periodically, as necessary, but not more frequently than once every six (6) months, and shall contain a specific designation as to which automobiles are entitled to use the Spaces.

 6. Landlord may use a controlled access system for the Building's parking facilities and shall have the right to modify any such system from time to time. Landlord shall at all times during the Term maintain and keep in place a controlled access system for the Building's parking garage comparable to the system in place as of the date of this Lease. After the initial furnishing of access cards to each employee of Tenant, Tenant shall pay Landlord's standard charge for additional and replacement cards.

                                  EXHIBIT G

                              EXTENSION OPTIONS

           Provided no Event of Default exists at the time of such election, Tenant may renew this Lease for two (2) additional periods of five (5) years each on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months before the expiration of the Term. Each such period is called a "Renewal Term" and the first such five (5) year period is called the "First Renewal Term" and the second such five (5) year period is called the "Second Renewal Term." Each Renewal Term shall be upon the same terms contained in this Lease, except for the payment of Basic Rental during the Renewal Term; and any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Landlord shall provide to Tenant such allowances and other tenant inducements then being provided tenants in connection with renewals of leases in the North Central Expressway Market Area (as defined below). If Tenant fails to renew this Lease for the First Renewal Term, and/or following the expiration of the Second Renewal Term, Tenant shall have no additional extension options.

           The Basic Rental during a Renewal Term shall be the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing rental rate for lease renewals in the Building and other comparable office buildings along North Central Expressway from Walnut Hill Lane on the north to Mockingbird Lane on the south (the "North Central Expressway Market Area"), at the commencement of such extended Term, for space of equivalent quality, size, utility, age and location, with the length of the extended Term, the credit standing of Tenant and the market allowances and concessions provided to Tenant to be taken into account and shall be determined as hereinafter provided.

           B. To exercise any option, Tenant must deliver a binding notice to Landlord not less than twelve (12) months prior to the expiration of the initial Term of this Lease, or the First Renewal Term, as the case may be. Market Rate for the particular Renewal Term shall be determined pursuant to Subsection C below and Landlord shall inform Tenant of Market Rate. Such determinations shall be final, conclusive and binding on Tenant and shall not be redetermined at the actual commencement of such Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

           C.   Market Rate shall be determined as follows:

                (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then Landlord shall determine and inform Tenant of Market Rate. If Tenant rejects Market Rate as determined by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's determination, and Landlord and Tenant shall commence negotiations to agree upon Market Rate. If Tenant fails to timely reject Landlord's determination of Market Rate Tenant will be deemed to have accepted such determination. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then Market Rate shall be determined in accordance with (ii) below.

                (ii) If Landlord and Tenant are unable to reach agreement on Market Rate within said twenty-one (21) day period, then within seven
      (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) below.

                (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in determining office space rental rates in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

                (iv) Within twenty-one  (21)  days after  submission  of  the matter to the arbitrator, the arbitrator shall determine Market Rate by giving due consideration to the estimates submitted by Landlord and Tenant. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. The fees of the arbitrator and the expenses of the arbitration proceeding shall be paid by the party whose estimate is at greatest variance with the determination of Market Rate by such arbitrator. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

           D. Landlord and Tenant acknowledge that each has agreed to establish Market Rate based in part upon subjective market factors rather than on the basis of strict mathematical or objective standards. Both Landlord and Tenant waive any right to claim that the method of determining Market Rate under this Exhibit G is unenforceable by reason that the procedure for establishing Market Rate is indefinite, or an "agreement to agree," or lacking an essential term, or lacking mutuality, or within the control of one of the parties.

           E. Tenant's rights under this Exhibit shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated or (ii) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

                                  EXHIBIT H


                               EXPANSION OPTION


      Provided no Event of Default exists and Tenant is leasing at least five
 (5) full floors at the time of such election, Tenant may lease one (1) additional floor in the Building contiguous to the Premises (the "Expansion Area"), by delivering to Landlord, on or before August 31, 2002, written notice ("Tenant Expansion Notice") of Tenant's election to include the Expansion Area in the Premises. If Tenant timely exercises its option, then (a) possession of the Expansion Area shall be delivered to Tenant in an "as is" condition on the earlier of (i) twelve (12) months following delivery of Tenant's Expansion Notice, or (ii) the date for such delivery identified in the Tenant Expansion Notice, and (b) Tenant and Landlord shall within ten (10) days thereafter execute an amendment to this Lease including the Expansion Area in the Premises on the same terms as this Lease, except as follows:

     (1) the number of rentable square feet in the Premises shall increase by the number of rentable square feet in the Expansion Area and Tenant's Proportionate Share shall be adjusted accordingly;

     (2) the annual Basic Rental rate for the Expansion Area shall be as follows:

                                        Annual Basic Rental Rate
                    Period:             per Rentable Square Foot
                    -------             ------------------------
             Commencement Date with
            respect to the Expansion             $21.60
              Area through 2/28/07

                3/1/07 - 2/29/12                 $24.75

     The free rent period applicable to the Premises shall not apply to the Expansion Area.

     (3) The Construction Allowance with respect to the Expansion Area (the "Expansion Area Construction Allowance") shall be an amount equal to the product of $34.00 multiplied by the number of rentable square feet in the Expansion Space multiplied by a fraction, the numerator of which shall be the number of days remaining in the Term as of the commencement date of the Lease with respect to the Expansion Area and the denominator of which shall be 3,653. The Expansion Area Construction Allowance shall be disbursed in the same manner as set forth in Exhibit E with respect to the Construction Allowance, except that the Expansion Area Construction Allowance shall not be deposited into escrow and shall be disbursed by Landlord rather than Escrow Agent.

      Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to a Permitted Transferee, as defined in Section 10.b, and a Temporary Sublease, as defined in Section 10.c), or (c) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

                                  EXHIBIT I


                            RIGHT OF FIRST REFUSAL


      Provided this Lease is then in full force and effect and there is no uncured Event of Default hereunder, Tenant shall have the right of first refusal to lease additional space in the Building located on floors twelve
 (12) through and including twenty (20) in the Building (collectively, the "ROFR Area"). Such right of first refusal shall be exercisable at the following times and upon the following conditions.

      (a) If during the Term of this Lease, Landlord receives a bona fide offer from a prospective tenant (the "Prospective Tenant") to lease premises (the "Offered Premises") in the Building containing all or any part of the ROFR Area, and Landlord desires to accept such offer, Landlord shall notify Tenant of such fact. Tenant shall have a period of ten (10) calendar days from the date of delivery of such notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the Offered Premises. In the event the Offered Premises are less than a full floor (a "partial floor") and the full floor of which the partial floor is a part is available for Landlord to lease, Tenant may elect to lease such full floor pursuant to the terms of this Exhibit I. If Tenant fails to give any notice to Landlord within the required ten (10) calendar day period, Tenant shall be deemed to have refused its right to lease all or any portion of the Offered Premises.

      (b) If Tenant refuses its right to lease the Offered Premises, either by giving written notice thereof or by failing to give any notice, Landlord shall thereafter have the right to lease the Offered Premises to the Prospective Tenant on such terms and provisions as may be acceptable to Landlord, provided that the economic terms and provisions are not in the aggregate more than five percent (5%) more favorable than the economic terms and provisions set forth in the notice from Landlord. Until Landlord and the Prospective Tenant enter into a lease, Tenant shall have the right of first refusal described herein with respect to any subsequent bona fide offers from other prospective tenants.

      (c) If Tenant exercises its right to lease the Offered Premises, Landlord and Tenant shall, within ten (10) days after Tenant delivers to Landlord notice of its election, enter into a lease amendment incorporating the Offered Premises into this Lease on the same terms, covenants, and conditions as are contained in this Lease, except as follows:

           (i) The rentable area of the Offered Premises shall be equal to the area offered to be leased by the Prospective Tenant.

           (ii) The Basic Rental rate to be paid for the Offered Premises shall be equal to the basic rental rate offered to be paid by the Prospective Tenant, including any offered increases from time to time in such rental rate; provided, however, that in the event the date on which the term of the lease offered to the Prospective Tenant (the "Prospective Tenant's Term") expires is a date earlier than the date on which the Term of this Lease expires, then the Basic Rental rate to be paid for the Offered Premises for the period commencing on the day following the date the Prospective Tenant's Term would have expired shall be the Basic Rental rate effective with respect to the last month of the Prospective Tenant's Term.

           (iii) The expense stop in effect for the Offered Premises shall be equal to the expense stop offered to the Prospective Tenant.

           (iv) Subject to subparagraph (c)(v) below, the payment of monthly installments of Basic Rental with respect to the Offered Premises shall commence on the effective date of the lease of the Offered Premises as offered to the Prospective Tenant, or in the event no specific effective date was so offered, on the date mutually acceptable to Landlord and Tenant, and rent for any partial month shall be prorated.

           (v) Possession of such portion of the Offered Premises shall be delivered to Tenant on the basis offered to the Prospective Tenant, provided, however, that in the event the date on which the Prospective Tenant's Term expires is a date later than the date on which the Term of the Lease expires, then the tenant finish allowance and other allowances and credits offered to the Prospective Tenant shall be multiplied by a fraction, the numerator of which shall be the total number of months (as of the effective date of the demise of the Offered Premises) remaining in the Term of this Lease, and the denominator of which shall be the total number of months contained in the term of the lease offered to the Prospective Tenant. Landlord will use reasonable diligence to deliver possession of the Offered Premises to Tenant on the effective date stated above as it can. Landlord shall not be liable for the failure to give possession of the Offered Premises on said date by reason of the holding over or retention of possession of any tenant, tenants, or occupants, nor shall such failure impair the validity of this Lease, but the rent for the Offered Premises shall be abated until possession is delivered to Tenant and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of said failure to give possession of the Offered Premises to Tenant on the scheduled effective date.

           (vi) The term of the lease of the Offered Premises shall commence on the date determined pursuant to subparagraph (c) (iv) above, and shall continue thereafter until the date on which the Term of this Lease terminates.

      (d) The right of refusal hereby granted Tenant shall terminate if Tenant ceases to lease at least five (5) full floors in the Building.

      (e) Any assignment or subletting by Tenant of this Lease (other than to a Permitted Transferee, as defined in Section 10.b, and a Temporary Sublease, as defined in Section 10.c), or any termination of this Lease, shall terminate the refusal right of Tenant hereby granted.

                                  EXHIBIT J


                           CLEANING SPECIFICATIONS


 A. Offices - Daily Service:

    1.  Remove hand spots or smudges from entry doors.

    2.  Sweep and damp mop all non-carpeted areas.

    3. Vacuum and spot clean carpets in all traffic areas, removing staples and other debris.

    4. Properly position furniture, books and magazines in reception areas.

    5.  Properly position furniture in offices and conference rooms.

    6. Blackboards will be erased/chalk boards cleaned upon request only.

    7.  Remove fingerprints and smudges from all walls.

    8.  Spot clean all partition glass and mirrors .

    9. Remove all fingerprints and smudges from light switch covers, electrical outlet cover plates and doorknob handles.

    10. Dust windowsills and ledges.

    11. Dust all horizontal surfaces under seven feet, furniture, and equipment. DO NOT re-arrange paper work on desks, conference tables or counters .

    12. Dust and replace all desk ornaments, phones and machines in their original position.

    13. Clean furniture fabric with a whiskbroom to sweep off any dust, paper bits, and erasures as needed. (Remove all staples)

    14. Empty all ashtrays and wipe clean.

    15. Empty all wastebaskets and carry trash to designated areas for removal. Replace plastic liners as needed .

    16. Empty large recycling bins from offices into separate container to be disposed of into specially designated recycling dumpsters.

    17. Clean/wash/sanitize all lunchroom table tops, counters, sinks, cabinets, refrigerator, and stove (exterior only) surfaces. (Report any insect problems)

    18. Report all burned-out lights.

    19. Perform additional services requested by tenant and bill tenant directly.

    20. Before leaving any suite, shut off lights, electrical appliances, and lock all entrance doors. Lock interior doors as requested.


 B. Offices - Weekly Service

    1.  Damp wipe all interior doors with a treated cloth.

    2.  Detail vacuum entire carpet areas; remove staples and other debris.

    3.  Damp mop all tile and hardwood floor areas.

    4. Polish all desktops, conference tables and other wood services that are cleared of paperwork.

    5.  Dust all ledges, files, baseboards, and sills under seven feet.

    6.  Vacuum all furniture or wipe vinyl furniture clean.

    7.  Dust all lower parts of furniture.

    8.  Detail and clean all kitchens or wet bar areas.


 C. Offices - Monthly Service

    1. Completely clean all partitions and doors, doorjambs, door floor plates, glass and mirrors from floor to ceiling.

    2. Dust all ledges, wall moldings, pictures, shelves, etc. over seven feet.

    3.  Dust clean or vacuum all drapes and blinds.

    4.  Brush down and clean all vents and grills.

    5. Strip, clean and apply floor dressing to all composition, hardwood and parquet floors.

    6.  Strip/scrub and seal all tile floors.

    7.  Detail all desks and office furniture.

    8.  Dust and clean all light fixtures and covers.

    9.  Detail and clean all kitchens, wet bars or lunch room areas.

    10. Clean all baseboards.

    11. Detail and vacuum chairs and upholstered furniture.


 D. Restrooms - Daily Service

    1.  Dust and clean restroom signage and doors.

    2.  Vacuum all restroom vestibules and remove spots.

    3. Wet mop and disinfect tile floor, paying particular attention to areas under urinals and toilet bowls.

    4.  Clean alkaline deposits and soap spills from floor tile grout.

    5.  Wash and disinfect all basins, urinals, and toilet bowls.

    6.  Clean underside rims of urinals and toilet bowls.

    7.  Wash both sides of toilet seats with soap and water and disinfect.

    8. Empty, clean, sanitize, and polish all paper dispensers, replacing liners as necessary.

    9.  Clean and polish all mirrors.

    10. Dust ledges and base boards.

    11. Damp wipe, polish, and shine all chrome, metal fixtures, hand plates, kick plates, utility covers, plumbing, clean-out covers, and door knobs.

    12. Spot clean with disinfectant all partitions and tile walls. (report any graffiti and remove if possible)

    13. Fill all toilet paper holders, sanitary napkin and towel dispensers as necessary.

    14. Report all burned out lights, leaking faucets, running plumbing, or other maintenance needs.

    15. Janitor carts will not be brought into restroom areas or used to prop open doors.

    16. Restroom doors will be propped open with a rubber stop, and a sign indicating "restroom closed for cleaning", will be placed outside.

    17. Replace soap dispensers when empty.


 E. Restrooms  - Semi Weekly (twice per week)

    * Pour clean water down floor drains to prevent sewer gas from escaping.


 F. Restrooms - Weekly Service

    1. Wash down ceramic tile floors and partitions inside and out, and disinfect. (report and graffiti and clean if possible)

    2.  Wash down all enamel and tile walls.

    3.  Wash all waste containers and disinfect.

    4.  Clean and polish all doors, doorplates, and hardware.


 G. Restrooms - Monthly Service

    1.  Wipe clean all ceilings, lights, and fixtures.

    2. Strip sealer and re-seal tile floors. Keep all floor sealer off baseboards, fixtures and carpet.

    3.  Shampoo, as needed and clean vestibule carpet.

    4.  Detail all toilet compartments and fixtures.

    5.  Brush and clean all grills and vents.

                                  EXHIBIT K



 ===========================================================================

                     THE EQUITABLE LIFE ASSURANCE SOCIETY
                             OF THE UNITED STATES
                                ("Mortgagee")

                                     and

                      PEGASUS SOLUTIONS, INC. ("Tenant")


                   _______________________________________

                        SUBORDINATION, NONDISTURBANCE
                           AND ATTORNMENT AGREEMENT
                          _________________________

                              September 17, 2001



 ===========================================================================


 RECORD AND RETURN TO:

 ---------------------
 ---------------------
 ---------------------
 Attn:________________

            SUBORDINATION NONDISTURBANCE AND ATTORNMENT AGREEMENT



           This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") is entered into as of September 17, 2001 (the "Effective Date"), between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation having an office at c/o CapMark Services, 245 Peachtree Center Avenue, NE, Suite 1800, Atlanta, Georgia 30303, Attention:
 Manager Asset Management ("Mortgagee"), and PEGASUS SOLUTIONS, INC., a Delaware corportation having an office at 3811 Turtle Creek Boulevard, Suite 1100, Dallas Texas 75219 ("Tenant"), with reference to the following facts:

           A. Dallas RPFIV Campbell Centre Associates Limited Partnership, a Delaware limited partnership having an address c/o General Electric Investment Corporation, 3003 Summer Street, Stamford, Connecticut 06904 ("Landlord"), owns the real property located at 8150 N. Central Expressway, Dallas, Texas commonly known as Campbell Centre I (such real property, including all buildings, improvements, structures and fixtures located thereon, "Landlord's Premises") as more particularly described in Schedule A.

           B. Mortgagee has made a loan to Landlord in the original principal amount of up to $60,000,000 (the "Loan").

           C. To secure the Loan, Landlord has encumbered Landlord's Premises by entering into that certain Deed of Trust, Security Agreement and Fixture Filing, dated May 29, 1998, in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated or otherwise changed from time to time, the "Mortgage") recorded in the Official Records of the County of Dallas, State of Texas (the "Land Records").

           D. Pursuant to a Lease dated as of _____________, 2001 (the "Lease"), Landlord or its predecessor in title demised to Tenant a portion of Landlord's Premises commonly known as the 16th, 17th, 18th, 19th, and 20th floors of Cambell Centre 1 ("Tenant's Premises").

           E. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord's Premises and their rights and obligations if certain events occur.

           NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

           1.   Definitions.

           The following terms shall have the following meanings for purposes of this Agreement.

                1.1 "Construction-Related Obligation" means any obligation of Landlord under the Lease to make, pay for or reimburse Tenant for any alterations, demolition or other improvements or work at Landlord's Premises, including Tenant's Premises. "Construction-Related Obligations" shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

                1.2 "Foreclosure Event" means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord's Premises; or (c) delivery by Landlord (or any successor thereto) to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord's interest in Landlord's Premises in lieu of any of the foregoing.

                1.3 "Former Landlord" means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

                1.4 "Offset Right" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.

                1.5 "Rent" means any fixed rent, base rent or additional rent under the Lease.

                1.6 "Successor Landlord" means any party that becomes the owner of Landlord's Premises as the result of a Foreclosure Event.

                1.7 "Termination Right" means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.

           2.   Subordination.

                The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, all of the terms and provisions thereof, the lien imposed by the Mortgage, and all advances made under the Mortgage.

           3.   Nondisturbance Recognition and Attornment.

                (a) No Exercise of Mortgage Remedies Against Tenant. Provided that no default has occurred and is then continuing under the Lease which would entitle the Landlord to terminate the Lease (an "Event of Default"), and provided that the Lease is then in full force and effect, Mortgagee shall not name or join Tenant as a defendant in any action or proceeding which constitutes a Foreclosure Event unless applicable law requires Tenant to be made a party thereto as a condition to Mortgagee's proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action or proceeding only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant's rights under the Lease or this Agreement in such action or proceeding.

                (b) Nondisturbance and Attornment. Provided that no Event of Default has occurred and is then continuing, and provided that the Lease is then in full force and effect, then, when Successor Landlord takes title to Landlord's Premises: (i) Successor Landlord shall not terminate or disturb Tenant's possession of Tenant's Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (ii) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided otherwise in this Agreement); (iii) Tenant shall be deemed to have recognized and attorned to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; and (iv) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

                (c) Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

           4.   Protection of Successor Landlord.

                Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

                (a) Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (i) Tenant's right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (ii) Successor Landlord's obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord's obligations as landlord under the Lease, subject to the further terms of this Agreement.

                (b) Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

                (c) Payment; Security Deposit. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee. This paragraph is not intended to apply to Landlord's obligation to make any payment that constitutes a "Construction-Related Obligation".

                (d) Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee's prior written consent.

                (e) Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

                (f)  Construction-Related  Obligations.    Any  Construction-
 Related Obligation of Former Landlord.

           5. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in Landlord's Premises from time to time ("Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. From and after the sale or transfer of all of Landlord's right, title and interest in Landlord's Premises, Landlord shall be released from all obligations and liabilities with respect to Landlord's Premises except for obligations and liabilities theretofore accrued.

           6.   Mortgagee's Right to Cure.

                (a) Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

                (b) Mortgagee's Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

                (c) Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord's Premises, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee's cure period shall continue for such additional time (the "Extended Cure Period") as Mortgagee may reasonably require to either
 (i) obtain possession and control of Landlord's Premises and thereafter cure the breach or default with reasonable diligence and continuity or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

           7.   Confirmation of Facts.

           Tenant represents to Mortgagee and to any Successor Landlord, in each case as of the Effective Date:

                (a)  Effectiveness of Lease.  The Lease is in full force  and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant's Premises. Tenant has no interest in Landlord's Premises except pursuant to the Lease. No unfulfilled conditions exist to Tenant's obligations under the Lease.

                (b) Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

                (c) No Landlord Default. To the best of Tenant's knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

                (d) No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

                (e) No Termination. Tenant has not commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

                (f)  [Intentionally Deleted.]

                (g)  [Intentionally Deleted.]

                (h)  No Transfer.   Tenant has  not transferred,  encumbered,
 mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

                (i) Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

                (j) Estoppel Letter. Within five days after the commencement date of the Lease Tenant shall deliver an estoppel letter to Mortgagee regarding the commencement date, Tenant's acceptance of Tenant's Premises and Landlord's performance of its obligations with respect to Landlord's delivery of possession of Tenant's Premises, in the form which Tenant is required to the Landlord pursant to Section 3 of the Lease.

           8.   Miscellaneous.

                (a) Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested). Rejection of delivery of any notice shall constitute delivery.

                (b) Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.


                (c) Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

                (d)  Interaction with Lease and with this Agreement.  If this
 Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord's entering into the Lease.

                (e) Mortgagee's Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

                (f)  Interpretation;  Governing  Law.    The  interpretation,
 validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of Texas, excluding its principles of conflict of laws.

                (g) Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

                (h) Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                (i) Mortgagee's Representation. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee's entry into this Agreement has been duly authorized by all necessary actions.


                IN WITNESS WHEREOF, this Agreement has been duly executed by Mortgagee and Tenant as of the Effective Date.


 MORTGAGEE                             TENANT

 THE EQUITABLE LIFE ASSURANCE          PEGASUS SOLUTIONS, INC.,
 SOCIETY OF THE UNITED STATES          a ______________ corporation


 By:                                   By:
 Name:                                 Name:
 Title:                                Title:




 Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord's request. The foregoing Agreement shall not alter, waive or diminish any of Landlord's obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

                               LANDLORD

                               DALLAS RPFIV CAMPBELL CENTRE
                               ASSOCIATES LIMITED PARTNERSHIP

                               By: GEIRPIV Holding Corporation,
                                   its general partner



                                    By:
                                        Name:
                                        Title:


                     [Add Texas Notary Blocks]

                               Schedule A

                   Description of Landlord's Premises

      ALL THAT CERTAIN REAL PROPERTY lying, being and situated in the City of Dallas, County of Dallas, and State of Texas, more particularly described as follows:

 Tract 1:  (CAMPBELL CENTRE I TRACT)

 All that certain lot, tract or parcel of land lying and being situated in the City of Dallas (Block No. C/5191), Dallas County, Texas, being part of the John C. Cook Survey, Abstract No. 259, also being part of "Central Park Addition" recorded in Volume 71151, Page 2217, Map Records, Dallas County, Texas and more particularly bounded and described as follows:

 THE POINT OF BEGINNING is a 1/2" iron rod set for corner in the Westerly right-of-way line of lands of the Dallas Area Rapid Transit (D.A.R.T.), (50 feet wide), formerly lands of the Southern Pacific Railroad, said point being located S 10o 30' 37" W 251.14 feet from the centerline of Northwest Highway, as shown in said Volume 71151, Page 2217;

 THENCE, along said westerly line of D.A.R.T., S 10o 30' 37" W 623.07 feet to a 1/2" iron rod set for corner at the Southeast corner of the herein described parcel; said point also being the Northeast corner of an easement (Exhibit "E") recorded in Volume 80166, Page 0437, Deed Records, Dallas County, Texas;

 THENCE, along the northerly lines of said Exhibit "E" and Exhibit "D" in said Volume 80166, Page 0437 the following courses and distances:

 N 79o 29' 23" W 169.00 feet to a "x" cut set for corner;
 S 10o 30' 37" W 5.05 feet to a "X" cut set for corner;
 N 79o 29' 23" W 309.09 feet to a 1/2" iron rod set for corner in the Easterly right-of-way line of North Central Expressway (Texas Route No. 75), as widened, said point being the Southwest corner of the herein described parcel;

 THENCE, along said Easterly right-of-way line, more or less along the Easterly face of a concrete retaining wall (under construction) the following courses and distances:

 N 08o 03' 52" E  60.31 feet to a 1/2" iron rod set for corner;
 N 09o 43' 33" E  362.51 feet to a 1/2" iron rod set for corner;
 N 11o 53'  33" E   19.43  feet to  a 1/2"  iron rod  set for  corner at  the
 Southeasterly corner of North Central Expressway and Northwest Highway;

 THENCE, along said Southeasterly line of North Central Expressway and Northwest Highway, N 44o 50' 18" E 128.16 feet to a 1/2" iron rod set for corner in the Southerly line of lands now or formerly of the Southern Pacific Railroad as shown in aforesaid Volume 71151, Page 2217; said point being the Northwest corner of the herein described parcel;

 THENCE, along said Southerly line of lands formerly of the Southern Pacific Railroad N 89o 31' 22" E 420.59 feet to the POINT OR PLACE OF BEGINNING, containing 276,659 square feet (6.3513 acres) of land more or less.



                                  EXHIBIT L


                  RIGHT OF FIRST REFUSAL (EXERCISE FACILITY)


      Provided this Lease is then in full force and effect and there is no uncured Event of Default hereunder, Tenant shall have the right of first refusal to lease the approximately 2,278 rentable square feet of space located on the concourse level of the Building and identified as the "ROFR Space" on Exhibit A. Such right of first refusal shall be exercisable at the following times and upon the following conditions.

      (a) If, on or before February 29, 2002 (but not thereafter), Landlord receives a bona fide offer from a prospective tenant (the "Prospective Tenant") to lease the ROFR Space and Landlord desires to accept such offer, Landlord shall notify Tenant of such fact. Tenant shall have a period of ten (10) calendar days from the date of delivery of such notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the ROFR Space. If Tenant fails to give any notice to Landlord within the required ten (10) calendar day period, Tenant shall be deemed to have refused its right to lease the ROFR Space.

      (b) If Tenant refuses its right to lease the ROFR Space, either by giving written notice thereof or by failing to give any notice, Landlord shall thereafter have the right to lease the ROFR Space to the Prospective Tenant on such terms and provisions as may be acceptable to Landlord, provided the economic terms and provisions are not in the aggregate more than five percent (5%) more favorable than the economic terms and provisions set forth in the notice from Landlord. Until Landlord and the Prospective Tenant enter into a lease, Tenant shall have the right of first refusal described herein with respect to any subsequent bona fide offers from other prospective tenants.

      (c) If Tenant exercises its right to lease the ROFR Space, Landlord and Tenant shall, within ten (10) days after Tenant delivers to Landlord notice of its election, enter into a lease amendment incorporating the ROFR Space into this Lease on the same terms, covenants, and conditions as are contained in this Lease, except as follows:

           (i) The rentable area of the ROFR Space shall be equal to the area offered to be leased by the Prospective Tenant.

           (ii) The Basic Rental rate to be paid for the ROFR Space shall be equal to the basic rental rate offered to be paid by the Prospective Tenant, including any offered increases from time to time in such rental rate; provided, however, that in the event the date on which the term of the lease offered to the Prospective Tenant (the "Prospective Tenant's Term") expires is a date earlier than the date on which the Term of this Lease expires, then the Basic Rental rate to be paid for the ROFR Space for the period commencing on the day following the date the Prospective Tenant's Term would have expired shall be the Basic Rental rate effective with respect to the last month of the Prospective Tenant's Term.

           (iii) The expense stop in effect for the ROFR Space shall be equal to the expense stop offered to the Prospective Tenant.

           (iv) Subject to subparagraph (c)(v) below, the payment of monthly installments of Basic Rental with respect to the ROFR Space shall commence on the effective date of the lease of the ROFR Space as offered to the Prospective Tenant, or in the event no specific effective date was so offered, on the date mutually acceptable to Landlord and Tenant, and rent for any partial month shall be prorated.

           (v) Possession of such portion of the ROFR Space shall be delivered to Tenant on the basis offered to the Prospective Tenant (but in no event sooner than the date Tenant occupies the Premises), provided, however, that in the event the date on which the Prospective Tenant's Term expires is a date later than the date on which the Term of the Lease expires, then the tenant finish allowance and other allowances and credits offered to the Prospective Tenant shall be multiplied by a fraction, the numerator of which shall be the total number of months (as of the effective date of the demise of the ROFR Space) remaining in the Term of this Lease, and the denominator of which shall be the total number of months contained in the term of the lease offered to the Prospective Tenant. Landlord will use reasonable diligence to deliver possession of the ROFR Space to Tenant on the effective date stated above. Landlord shall not be liable for the failure to give possession of the ROFR Space on said date by reason of the holding over or retention of possession of any tenant, tenants, or occupants, nor shall such failure impair the validity of this Lease, but the rent for the ROFR Space shall be abated until possession is delivered to Tenant and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of said failure to give possession of the ROFR Space to Tenant on the scheduled effective date.

           (vi) The term of the lease of the ROFR Space shall commence on the date determined pursuant to subparagraph (c) (iv) above, and shall continue thereafter until the date on which the Term of this Lease terminates.

           (vii) Any construction allowance with respect to the ROFR Space shall not be deposited by Landlord into escrow.

           (viii) The ROFR Space may be used by Tenant and its employees and invitees as a non-commercial exercise facility acceptable to Landlord. In no event shall such exercise facility be made available to the general public.

      (d) The right of refusal hereby granted Tenant shall terminate if Tenant ceases to lease at least five (5) full floors in the Building.

      (e) Any assignment or subletting by Tenant of this Lease (other than to a Permitted Transferee, as defined in Section 10.b, and a Temporary Sublease, as defined in Section 10.c), or any termination of this Lease, shall terminate the refusal right of Tenant hereby granted.

      (f) Until such time as Tenant no longer has any rights of first refusal to the ROFR Space pursuant to this Exhibit, Tenant shall have the right to lease the ROFR Space in its "as is" condition on the terms and conditions set forth below; provided, however, Tenant shall have no rights under this paragraph if this Lease is not then in full force and effect or if an Event of Default then exists. Tenant may exercise its right to lease the ROFR Space by delivering to Landlord written notice ("Tenant's ROFR Expansion Notice") of Tenant's election to include the ROFR Space in the Premises. If Tenant timely exercises its option, then (a) possession of the ROFR Space shall be delivered by Landlord to Tenant on the date identified by Tenant in Tenant's ROFR Expansion Notice (such date to be not later than March 1, 2002), and (b) Tenant and Landlord shall within ten (10) days thereafter execute an amendment to this Lease adding the ROFR Space to the Premises on the same terms as the Expansion Area is to be added to the Premises pursuant to Exhibit H except that (1) there will be no Construction Allowance provided to Tenant in connection with its leasing of the ROFR Space, (2) the Basic Rental payable for the ROFR Space shall be in the amount based on the Market Rate (as defined in Exhibit G) for such space on the date of Landlord's receipt of Tenant's ROFR Expansion Notice, and (3) the Basic Rental for the ROFR Space shall be payable commencing on the date possession of the ROFR Space is delivered to Tenant. Notwithstanding anything herein to the contrary, Tenant's expansion right described in this Paragraph (f) shall automatically expire on February 29, 2002.

                                  EXHIBIT M


                               ESCROW AGREEMENT


      THIS ESCROW AGREEMENT is made and entered into this _____ day of ____________, 2001, by and among DALLAS RPFIV CAMPBELL CENTRE ASSOCIATES LIMITED PARTNERSHIP ("Landlord"); PEGASUS SOLUTIONS, INC. ("Tenant"); and CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation ("Escrow Agent").


                             W I T N E S S E T H:

      A. Landlord and Tenant have executed and delivered that certain Lease Agreement dated August ___, 2001 (the "Lease Agreement"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain premises (the "Premises") in those certain improvements commonly known as Campbell Centre I located at 8350 North Central Expressway, Dallas, Texas (the "Building"). Unless otherwise defined herein, all initially capitalized terms shall have the respective meanings assigned thereto in the Lease Agreement.

      B. Landlord has agreed to deposit into escrow the sums described herein in order to insure completion of certain office space build out and related improvements (the "Work") with respect to the Lease Agreement, and the parties desire to enter into this escrow for the purpose of holding and disbursing such funds in accordance with the terms of this Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Escrow Agent do hereby covenant and agree as follows:

      1. Funds. Landlord has deposited with Escrow Agent an amount equal to $2,762,568.00 (the "Escrow Amount") to pay for the costs to complete the Work. The escrow created hereunder is hereinafter called the "Escrow" and the portion of the Escrow Amount held by Escrow Agent from time to time is hereinafter called the "Funds". By its execution of this Agreement, Escrow Agent acknowledges receipt of the Funds in an amount equal to the Escrow Amount.

      2. Administration of Funds. Escrow Agent hereby agrees to hold, administer and disburse the Funds pursuant to this Agreement in accordance with written instructions given to it as provided herein, and shall invest the Funds in an interest bearing account at Chase Bank-Texas or another bank reasonably acceptable to Landlord and Tenant, with interest reported under the United States Taxpayer Identification Number of Landlord. All interest on the Funds, or on any portion thereof, shall be for the benefit of Landlord and shall be disbursed to Landlord as same accrues.

      3.   Disbursements by Escrow Agent.   Escrow Agent  agrees to hold  the
 Funds in the Escrow under the provisions of this Agreement and make disbursements as follows:

           When Escrow Agent receives a Disbursement Authorization Form substantially in the form attached hereto as Schedule 1 and incorporated herein for all purposes executed by Landlord and Tenant, Escrow Agent shall disburse to the party indicated in the Disbursement Authorization Form the amount shown therein.

      4. Escrow Agent. In the absence of bad faith on its part, Escrow Agent may conclusively rely on a notice of instruction that is furnished to Escrow Agent that conforms to the requirements of this Agreement. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses except for willful default or breach of trust, and it shall accordingly not incur any such liability with respect to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, contained therein, but which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement. In the event any party disputes a proposed disbursal by Escrow Agent and Escrow Agent is unable to resolve the dispute, Escrow Agent may tender the Funds into a court Escrow Agent deems to be of competent jurisdiction which shall discharge Escrow Agent of all further duties and liabilities hereunder or under this Agreement. Landlord and Tenant hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, and counsel fees and disbursements which may be imposed upon Escrow Agent or incurred by Escrow Agent hereunder and attributable to the acts of such party, except those arising from willful default or breach of trust by Escrow Agent or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof. Landlord and Tenant have no obligation to indemnify Escrow Agent for the acts of the other party. The total fees charged by Escrow Agent hereunder shall be paid by Landlord.

      5. Term of Agreement. The term of this Agreement shall commence on the date hereof and expire on the first to occur of (i) disbursement by Escrow Agent of all of the Funds, or (ii) the written agreement of the parties hereto.

      6. Notices. Any notices pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth beneath the parties signatures below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Any party, by written notice to the others in the manner herein provided, may designate (A) an address different from that set forth in this Agreement and (B) an additional address (for example, without limitation) of a mortgagee.

      7. Counterparts/Facsimile Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument. This Agreement may be executed by facsimile and each party shall have the right to rely upon a facsimile counterpart signed by any other party to the same extent as if such party had received an original counterpart from the party signing such facsimile counterpart.

      8. Miscellaneous. This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of Texas. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns. This Agreement may not be amended or modified except by a written instrument executed by all of the parties hereto. In the event that Landlord or Tenant is required to enforce the provisions of this Agreement, such party, if it prevails, shall be entitled to receive from the other party all costs and expenses, including, without limitation, reasonable attorneys' fees incurred. Time is of the essence of this Agreement. If any time period by which any right, option or election provided in this Agreement must be exercised, or by which any act must be performed, expires on a Saturday, Sunday or legal holiday, then such time period shall be extended through the close of business on the next business day (which, for purposes hereof, shall be any day which is not a Saturday, Sunday or legal holiday.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first written above.

                               LANDLORD:

                               DALLAS RPFIV CAMPBELL CENTRE
                               ASSOCIATES LIMITED PARTNERSHIP,
                               a Delaware limited partnership

                               By:  GEIRPIV Holding Corporation,
                                    a Delaware corporation,
                                    its General Partner


                                    By:
                                    Name:
                                    Title:


                               Address for Notices:

                               8350 North Central Expressway
                               Suite 100
                               Dallas, Texas  75205
                               Attention:
                               Facsimile Number:


                               With a copy to:

                               Stutzman & Bromberg,
                               A Professional Corporation
                               2323 Bryan Street
                               Suite 2200
                               Dallas, Texas  75201
                               Attention:  John E. Bromberg
                               Facsimile Number:  (214) 969-4999

                               TENANT:

                               PEGASUS SOLUTIONS, INC.,
                               a Delaware corporation



                               By:
                               Name:
                               Title:


                               Address for Notices:

                               3811 Turtle Creek Boulevard
                               Suite 1100
                               Dallas, Texas  75219
                               Attention:  Steve Greenspan
                               Facsimile Number:


                               With a copy to:

                               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               1700 Pacific Avenue, Suite 4100
                               Dallas, Texas  75201
                               Attention:  Mark T. Mitchell
                               Facsimile Number:  (214) 969-4343

                               ESCROW AGENT:

                               CHICAGO TITLE INSURANCE COMPANY


                               By:
                               Name:
                               Title:

                               Address for Notices:



                               Attention:
                               Facsimile Number:

                                  SCHEDULE 1


                       DISBURSEMENT AUTHORIZATION FORM


 Chicago Title Insurance Company

      Re:

 Gentlemen:

      You are authorized and requested to disburse $___________ of funds out of the Escrow to, or at the direction of, Tenant. This is the Disbursement Authorization Form contemplated by, and provided for in, that certain Escrow Agreement (the "Escrow Agreement") dated _________, 200__, by and among Dallas RPFIV Campbell Centre Associates Limited Partnership, Pegasus Solutions, Inc. and Chicago Title Insurance Company.

      All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Escrow Agreement.

                               Very truly yours,

                               LANDLORD:

                               DALLAS RPFIV CAMPBELL CENTRE
                               ASSOCIATES LIMITED PARTNERSHIP,
                               a Delaware limited partnership

                               By:  GEIRPIV Holding Corporation,
                                    a Delaware corporation,
                                    its General Partner


                                    By:
                                    Name:
                                    Title:


                               TENANT:

                               PEGASUS SOLUTIONS, INC.,
                               a Delaware corporation



                               By:
                               Name:
                               Title:

                                  EXHIBIT N


                   LOCATION OF TEN RESERVED PARKING SPACES
                                  EXHIBIT O


                           FORM OF LETTER OF CREDIT





                             September ___, 2001



 Dallas RPFIV Campbell Centre
 Associates Limited Partnership
 c/o GE Asset Management Incorporated
 3003 Summer Street
 Stamford, CT  06904
 Attention:  Michael J. Strone


 Ladies and Gentlemen:

      At the request and on the instructions of our customer, Pegasus Solutions, Inc. ("Tenant") (the "Applicant"), we hereby establish this Irrevocable Letter of Credit No. ______________________________ (the "Letter of Credit") in the amount of $1,350,000.00 in your favor. This Letter of Credit is effective immediately and shall have a minimum term expiring December 31, 2003 (the "Initial Term").

      Funds under this Letter of Credit will be made available to you against receipt by us of a sight draft in the form of Annex A attached hereto, in each case appropriately completed and purportedly signed by one of your authorized executive officers.

      Presentation of any such sight draft and drawing certificate shall be made at our office located at ______________________________, Attention:
 _________________________, telecopy number (_____) __________, during our banking hours of _____ a.m., Central Time, to _____ p.m., Central Time. Presentation hereunder may also be made in the form of facsimile transmission of the appropriate sight draft and drawing certificate to the preceding address and telecopy number.

      If a sight draft and drawing certificate are presented hereunder by sight or by facsimile transmission as permitted hereunder, by 10:00 a.m., Central Time, and provided that such sight draft and drawing certificate conform to the terms and conditions of this Letter of Credit, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 2:00 p.m., Central Time, on the same day.
 If a sight draft and a drawing certificate are presented by you hereunder after the time specified above, and provided that such sight draft and drawing certificate conform to the terms and conditions of this Letter of Credit, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 2:00 p.m., Central Time, on the next business day. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you notice within one business day that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so and within the validity of this Letter of Credit.

      Partial drawings are allowed under this Letter of Credit. Any drawing under this Letter of Credit will be paid from our general funds and not directly or indirectly from funds or collateral deposited with or for our account by the Applicant, or pledged with or for our account by the Applicant.

      This Letter of Credit is transferable and notwithstanding Article 48 of the Uniform Customs (as defined below), this Letter of Credit may be successively transferred. Transfer of this Letter of Credit to a transferee shall be effected only upon the presentation to us of the original of this Letter of Credit accompanied by a certificate in the form of Annex B. Upon such presentation we shall transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions consistent with, and substantially the same as, this Letter of Credit.

      This Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), which is incorporated into the text of this Letter of Credit by this reference. This Letter of Credit shall be deemed to be issued under the laws of the State of Texas and shall be governed by and construed in accordance with the law of the State of Texas with respect to matters not governed by the Uniform Customs and matters on which the Uniform Customs and the laws of the State of Texas are inconsistent.

                               Very truly yours,

                               [ISSUING BANK]



                               By:
                               Name:
                               Title:

                                   ANNEX A

 DATE:

 TO:  __________________________  RE:  LETTER OF CREDIT NO. ________
      __________________________       ISSUED BY ____________________
      ATTN:
 _____________________

 GENTLEMEN:

 THE UNDERSIGNED BENEFICIARY HEREBY DEMANDS PAYMENT OF $_____________ TO BE PAID IN IMMEDIATELY AVAILABLE FUNDS IN ACCORDANCE WITH THE ABOVE-REFERENCED LETTER OF CREDIT.

 SINCERELY,

 _____________________________
 BENEFICIARY'S NAME


 _____________________________
 SIGNATURE OF BENEFICIARY

                                   ANNEX B

 DATE:

 TO:  __________________________  RE:  LETTER OF CREDIT NO. ________
      __________________________
      ATTN:                            ISSUED BY ___________________
      __________________________

 GENTLEMEN:

 FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS
 TO:

 (NAME OF TRANSFEREE)
 (ADDRESS)

 ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

 THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

 SINCERELY,


      (BENEFICIARY'S NAME)


 SIGNATURE OF BENEFICIARY

 SIGNATURE AUTHENTICATED


      (NAME OF BANK)


 AUTHORIZED SIGNATURE